U.S. $1,000,000,000


                          REVOLVING CREDIT AGREEMENT

                         Dated as of October 31, 1995

                                     among

                         COMPAQ COMPUTER CORPORATION,


                            THE BANKS PARTY HERETO



                                      and


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                            As Administrative Agent




                  NATIONSBANK OF TEXAS, NATIONAL ASSOCIATION

                                      and

                                CITIBANK, N.A.,

                                 As Co-Agents


                               TABLE OF CONTENTS
                                                                          Page

                                   ARTICLE I
                                  DEFINITIONS

      1.01  Certain Defined Terms..........................................  1
      1.02  Other Interpretive Provisions.................................. 14
      1.03  Accounting Principles.......................................... 15

                                  ARTICLE II
                                  THE CREDITS

      2.01  Amounts and Terms of Commitments............................... 15
      2.02  Notes.......................................................... 15
      2.03  Procedure for Revolving Loan Borrowings........................ 16
      2.04  Conversion and Continuation Elections for Revolving Loan
            Borrowings..................................................... 17
      2.05  Procedure for Swingline Borrowings............................. 18
      2.06  Increase of Commitments........................................ 20
      2.07  Ratable Reduction or Termination of Commitments................ 21
      2.08  Non-Ratable Reduction or Termination of Commitments............ 21
      2.09  Optional and Mandatory Prepayments............................. 22
      2.10  Repayment...................................................... 23
      2.11  Interest....................................................... 23
      2.12  Fees........................................................... 23
      2.13  Computation of Fees and Interest............................... 23
      2.14  Interest Rate Determination and Protection..................... 24
      2.15  Payments by the Company........................................ 25
      2.16  Payments by the Banks to the Agent............................. 25
      2.17  Sharing of Payments, Etc....................................... 26

                                  ARTICLE III
                    TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01  Taxes.......................................................... 27
      3.02  Breakage Costs................................................. 28
      3.03  Increased Costs................................................ 28
      3.04  Illegality..................................................... 29
      3.05  Reserves on Offshore Loans..................................... 29
      3.06  Replacement of Bank; Termination of Bank....................... 30
      3.07  Reallocation of Commitments in Event of Merger, Etc............ 31
      3.08  Certificates of Banks.......................................... 32
      3.09  Survival....................................................... 32



                                  ARTICLE IV
                             CONDITIONS PRECEDENT

      4.01  Conditions of Initial Loans.................................... 32
      4.02  Conditions to All Borrowings................................... 33

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

      5.01  Corporate Existence............................................ 34
      5.02  Corporate Power................................................ 34
      5.03  Authorization and Approvals.................................... 34
      5.04  Enforceable Obligations........................................ 34
      5.05  Financial Statements........................................... 35
      5.06  Litigation..................................................... 35
      5.07  Regulation U; Use of Proceeds.................................. 35
      5.08  Investment Company Act......................................... 36
      5.09  ERISA.......................................................... 36
      5.10  Holding Company................................................ 36
      5.11  Environmental Condition........................................ 36
      5.12  No Material Adverse Change..................................... 36

                                  ARTICLE VI
                             AFFIRMATIVE COVENANTS

      6.01  Compliance with Laws Etc....................................... 36
      6.02  Reporting Requirements......................................... 37
      6.03  Use of Proceeds................................................ 37
      6.04  Maintenance of Insurance....................................... 37
      6.05  Corporate Existence Etc........................................ 38
      6.06  Visitation Rights.............................................. 38

                                  ARTICLE VII
                              NEGATIVE COVENANTS

      7.01  Consolidated Tangible Net Worth................................ 38
      7.02  Leverage Ratio................................................. 38
      7.03  Liens.......................................................... 38

                                 ARTICLE VIII
                               EVENTS OF DEFAULT

      8.01  Event of Default............................................... 39
      8.02  Remedies....................................................... 40
      8.03  Rights Not Exclusive........................................... 40

                                  ARTICLE IX
                                   THE AGENT

      9.01  Appointment and Authorization.................................. 40
      9.02  Delegation of Duties........................................... 41
      9.03  Liability of Agent............................................. 41
      9.04  Reliance by Agent.............................................. 41
      9.05  Notice of Default.............................................. 42
      9.06  Credit Decision................................................ 42
      9.07  Indemnification................................................ 42
      9.08  Agent in Individual Capacity................................... 43
      9.09  Successor Agent................................................ 43
      9.10  Withholding Tax................................................ 44
      9.11  Co-Agent....................................................... 45

                                   ARTICLE X
                                 MISCELLANEOUS

      10.01 Amendments and Waivers......................................... 45
      10.02 Notices........................................................ 46
      10.03 No Waiver: Cumulative Remedies................................. 46
      10.04 Costs and Expenses............................................. 47
      10.05 Indemnity...................................................... 47
      10.06 Payments Set Aside............................................. 47
      10.07 Binding Effect; Assignments; Participations.................... 48
      10.08 Set-off........................................................ 49
      10.09 Interest....................................................... 49
      10.10 Confidentiality................................................ 50
      10.11 Preservation of Certain Matters................................ 51
      10.12 Notification of Addresses, Lending Offices Etc................. 52
      10.13 Counterparts................................................... 52
      10.14 Severability................................................... 52
      10.15 Governing Law; Jurisdiction.................................... 52
      10.16 WAIVER OF JURY TRIAL........................................... 52
      10.17 ENTIRE AGREEMENT............................................... 53


SCHEDULES

      Schedule 10.02    Notice Addresses, Payment and Lending Offices

EXHIBITS

      Exhibit A   Form of Notice of Borrowing
      Exhibit B   Form of Notice of Conversion/Continuation
      Exhibit C   Form of Compliance Certificate
      Exhibit D-1 Form of Opinion of Senior Vice President and General Counsel
                  of the Company
      Exhibit D-2 Form of Opinion of Corporate Counsel of the Company
      Exhibit E   Form of Note





                          REVOLVING CREDIT AGREEMENT

                         dated as of October 31, 1995


      COMPAQ COMPUTER CORPORATION, a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks", and individually, a "Bank"), and Bank of America National Trust and Savings Association, as administrative agent for the Banks, agree as follows.


                                   ARTICLE I

                                  DEFINITIONS

      1.01 Certain Defined Terms. The following terms have the following meanings:

      "Acquiring Entity" has the meaning specified in Section 3.07.

      "Adjusted CD Rate" means, for any Interest Period for each Adjusted CD Rate Revolving Loan comprising part of the same Borrowing or an Adjusted CD Rate Swingline Loan, as the case may be, an interest rate per annum equal to the sum of:

            (a) the rate per annum obtained by dividing (i) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the consensus bid rate determined by each of the Reference Banks, in the case of Adjusted CD Rate Revolving Loans, or the Swingline Bank, in the case of an Adjusted CD Rate Swingline Loan, for the bid rates per annum, at 9:00 a.m. (Houston time) (or as soon thereafter as practicable) on the first day of such Interest Period, of New York certificate of deposit dealers of recognized standing selected by such Reference Bank or the Swingline Bank, as applicable, for the purchase at face value of certificates of deposit of such Reference Bank or the Swingline Bank, as applicable, in an amount substantially equal to such Reference Bank's Adjusted CD Rate Revolving Loan comprising part of such Borrowing, in the case of Adjusted CD Rate Revolving Loans, or the Adjusted CD Rate Swingline Loan, in the case of an Adjusted CD Rate Swingline Loan, and with a maturity equal to such Interest Period (provided that, if bid rate quotes from such dealers are not available to any Reference Bank or the Swingline Bank, as applicable, such Reference Bank or the Swingline Bank shall notify the Agent of a reasonably equivalent rate determined by it on the basis of another source or sources selected by it), by (ii) a percentage equal to 100% minus the Adjusted CD Rate Reserve Percentage for such Interest Period (the "Certificate of Deposit Rate"), plus

            (b)   the Assessment Rate for such Interest Period.

      The Adjusted CD Rate for the Interest Period for each Adjusted CD Rate Revolving Loan comprising part of the same Borrowing or an Adjusted CD Rate Swingline Loan, as the case may be, shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent as set forth above on the first day of such Interest Period, subject however, to the provisions of Section 2.14.

      "Adjusted CD Rate Revolving Loan" means a Revolving Loan which bears interest at the Adjusted CD Rate plus the Applicable Margin.

      "Adjusted CD Rate Reserve Percentage" for any Interest Period for each Adjusted CD Rate Revolving Loan comprising part of the same Borrowing or an Adjusted CD Rate Swingline Loan, as the case may be, means the reserve percentage applicable on the first day of such Interest Period under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion dollars with respect to liabilities consisting of or including U.S. dollar nonpersonal time deposits in the United States with a maturity equal to such Interest Period.

      "Adjusted CD Rate Swingline Loan" means a Swingline Loan which bears interest at the Adjusted CD Rate plus the Applicable Margin.

      "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" means BofA in its capacity as administrative agent for the Banks hereunder, and any successor administrative agent.

      "Agent-Related Persons" means BofA and any successor administrative agent arising under Section 9.09, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      "Agent's Payment Office" means the address for payments set forth on
Schedule 10.02 or such other address as the Agent may from time to time specify.

      "Agreement" means this Revolving Credit Agreement.

      "Applicable Fee Amount" means, for any date, the per annum percentage amount set forth below based on the Applicable Rating on such date:

            Applicable
            Rating                              Fee Percentage
            ----------                          -------------

            A+/A1 (or higher)                   0.0700%
            A/A2                                0.0800%
            A-/A3                               0.0900%
            BBB+/Baa1                           0.1000%
            BBB/Baa2                            0.1375%
            BBB-/Baa3                           0.1875%
            BB+/Ba1                             0.2500%
              (or lower, or no
              Applicable Rating)

      "Applicable Margin" means, on any date and with respect to each CD Loan or Offshore Loan outstanding on such date, the applicable margin (on a per annum basis) set forth below based on the Applicable Rating on such date:


            Applicable              CD                Offshore
            Rating                  Loans             Loans
            ----------              -----             --------

            A+/A1 (or higher)       0.2250%           0.2250%
            A/A2                    0.2500%           0.2500%
            A-/A3                   0.2750%           0.2750%
            BBB+/Baa1               0.3000%           0.3000%
            BBB/Baa2                0.4000%           0.4000%
            BBB-/Baa3               0.4375%           0.4375%
            BB+/Ba1                 0.7500%           0.7500%
             (or lower, or no
             Applicable Rating)

      Provided, that at any time as the aggregate outstanding principal amount of Revolving Loans, together with the aggregate outstanding principal amount of "Revolving Loans" under, and as that term is defined in, the 364-Day Credit Agreement, exceeds 50% of the combined Commitments of all the Banks, together with the combined "Commitments" of all the lenders under, and as that term is defined in, the 364-Day Credit Agreement (and any time after the termination of commitments to lend under clause (a) of Section 8.02 or under paragraph (b) or (c) of Section 2.09 hereof, or of the 364-Day Credit Agreement, as applicable), the Applicable Margin in respect of CD Loans and Offshore Loans hereunder shall be increased by an additional 0.125 percentage points.

      "Applicable Rating" means the most favorable ratings issued from time to time by S&P or Moody's as applicable to the Company's senior unsecured long-term debt; provided that (a) if the most favorable ratings established by such rating agencies indicate two different pricing levels, the level corresponding to the more favorable of such ratings shall apply, (b) if only one such rating agency shall provide a rating as to the Company's senior unsecured long-term debt, the pricing level shall be determined based upon such rating, and (c) if the ratings system of either of S&P or Moody's shall change prior to the date all Obligations have been paid and the Commitments cancelled, the Company, Agent and Banks shall negotiate in good faith to amend this Agreement promptly to reflect such changed system.

      "Arranger" means BA Securities, Inc., a Delaware corporation.

      "Assessment Rate" for any Interest Period for each Adjusted CD Rate Revolving Loan comprising part of the same Borrowing or an Adjusted CD Rate Swingline Loan, as the case may be, means the rate determined by the Agent as equal to the annual assessment rate in effect on the first day of such Interest Period payable to the FDIC by a member of the Bank Insurance Fund that is classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification within the meaning of 12 C.F.R. Section 327.3) for insuring time deposits at offices of such member in the United States; or, in the event that the FDIC shall at any time hereafter cease to assess time deposits based upon such classifications or successor classifications, equal to the maximum annual assessment rate in effect on such day that is payable to the FDIC by commercial banks (whether or not applicable to any particular Bank) for insuring time deposits at offices of such banks in the United States.

      "Attorney Costs" means and includes the reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal counsel.

      "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include references to BofA in its capacity as the Swingline Bank. For purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as the Swingline Bank, its status as such will be specifically referenced.

      "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

      "Base Loan" means any Base Rate Revolving Loan or any Base Rate Swingline Loan.

      "Base Rate" means, for any day, the higher of: (a) 1/2% above the latest Federal Funds Rate, and (b) the rate of interest in effect for such day as publicly announced from time to time by the Bank which is the Agent at its principal office, as its "prime" or "reference" rate (or comparable rate, if such Bank does not so designate a "prime" or "reference" rate). The prime or reference rate is a rate set by such Bank based upon various factors including such Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime or reference rate announced by such Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Revolving Loan" means a Revolving Loan that bears interest based on the Base Rate.

      "Base Rate Swingline Loan" means a Swingline Loan which bears interest based on the Base Rate.

      "BofA" means Bank of America National Trust and Savings Association, a national banking association.

      "Borrowing" means a borrowing hereunder consisting of (a) Revolving Loans of the same Type made to the Company on the same day by the Banks, or
(b) a Swingline Loan made to the Company by the Swingline Bank, in each case pursuant to Article II.

      "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.03 or 2.05.

      "Business Day" means (i) any day of the year except Saturday, Sunday and any day on which banks are required or authorized to close in New York City or San Francisco and (ii) if the applicable Business Day relates to any Offshore Loan, any day which is a "Business Day" described in clause (i) and which is also a day for trading by and between banks in the London interbank Eurodollar market.

      "Certificate of Deposit Rate" has the meaning specified in the definition of "Adjusted CD Rate."

      "CD Lending Office" means, with respect to any Bank, the office of such Bank specified as its "CD Lending Office" opposite its name on Schedule 10.02 or in the document pursuant to which it became a party hereto as contemplated by Section 2.06, 3.06(a), 3.07 or 10.07(c) (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent.

      "CD Loan" means any Adjusted CD Rate Revolving Loan or any Adjusted CD Rate Swingline Loan.

      "Change in Control" means the direct or indirect acquisition by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act), or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of (a) beneficial ownership of issued and outstanding shares of voting stock of a corporation or other entity, the result of which acquisition is that such person or such group possesses in excess of 50% of the combined voting power of all then-issued and outstanding voting stock of such corporation or other entity, or (b) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors of such corporation or other entity.

      "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks.

      "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

      "Commitment", as to each Bank, has the meaning specified in Section
2.01(a).

      "Commitment Percentage" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

      "Company" means Compaq Computer Corporation, a Delaware corporation and successors thereto.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

      "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Company and its consolidated Subsidiaries (excluding any Redeemable Preferred Stock of the Company).

      "Consolidated Tangible Net Worth" means at any date Consolidated Net Worth less the amount, if any, in excess of $25,000,000 of consolidated "intangible assets" (as defined below) included in determining Consolidated Net Worth. For the purposes of this definition, "intangible assets" means the sum of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1994 in the book value of any asset owned by the Company or a Subsidiary of the Company and (ii) all unamortized goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

      "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Revolving Loans of one Type to another Type, or
(b) continues as Revolving Loans of the same Type, but with a new Interest Period, Revolving Loans having Interest Periods expiring on such date.

      "Debt" of any Person means, at any date, without duplication, (i) obligations for the repayment of money borrowed which are or should be shown on a balance sheet as debt in accordance with GAAP, (ii) obligations as lessee under leases which, in accordance with GAAP, are capital leases, (iii) non-contingent reimbursement and payment obligations with respect to letters of credit, bank guaranties or banker's acceptances, and (iv) guaranties of payment or collection of any obligations described in clauses (i), (ii) and
(iii) of other Persons; provided, that clauses (i), (ii) and (iii) include, in the case of obligations of the Company or any Subsidiary, only such obligations as are or should be shown as debt or capital lease liabilities on a consolidated balance sheet in accordance with GAAP; and provided, further, that the liability of any Person as a general partner of a partnership for Debt of such partnership, if the partnership is not a Subsidiary of such Person, shall not constitute "Debt."

      "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

      "Dollars", "dollars" and "$" each mean lawful money of the United States.

      "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on
Schedule 10.02 hereto or in the document pursuant to which it became a party hereto as contemplated by Section 2.06, 3.06(a), 3.07 or 10.07(c) or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent.

      "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $200,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having a combined capital and surplus of at least $200,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

      "Environment" or "Environmental" has the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act at 42 U.S.C. Section 9601(8) (1982).

      "Environmental Protection Statute" means any United States local, state or federal, or any foreign, law, statute, regulation, order, consent decree or other agreement or Requirement of Law pertaining to the protection or regulation of the Environment, including, without limitation, those laws, statutes, regulations, orders, decrees, agreements and other Requirements of Law relating to the disposal, cleanup, production, storing, refining, handling, transferring, processing or transporting of Hazardous Waste, Hazardous Substances or any pollutant or contaminant, wherever located.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the FRB.

      "Event of Default" means any of the events or circumstances specified in
Section 8.01.

      "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

      "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

      "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), published by the FRB on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

      "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

      "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Hazardous Substance" has the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act at 42 U.S.C. Section 9601(14) and also includes each other substance considered to be a hazardous substance under any analogous statute or regulation.

      "Hazardous Waste" has the meaning set forth in the Resource Conservation and Recovery Act at 42 U.S.C. Section 6903(5) and also includes each other substance considered to be a hazardous waste under any analogous statute or regulation (including 40 C.F.R. Section 261.3).

      "Highest Lawful Rate" means, with respect to each Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans or on other indebtedness outstanding under this Agreement or the Notes applicable to such Bank which is presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

      "Information" has the meaning specified in Section 10.10.

      "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under Federal, state or foreign law, including the Bankruptcy Code.

      "Interest Payment Date" means (a) as to any Revolving Loan other than a Base Rate Revolving Loan, the last day of each Interest Period applicable to such Loan, provided, however, that if any Interest Period for (i) an Adjusted CD Rate Revolving Loan exceeds 90 days, the date that falls 90 days after the beginning of such Interest Period is also an Interest Payment Date, or (ii) a LIBOR Revolving Loan exceeds three months, the date that falls three months after the beginning of such Interest Period is also an Interest Payment Date,
(b) as to any Base Rate Revolving Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Revolving Loan, and (c) as to any Swingline Loan, the last day of the Interest Period applicable to such Loan.

      "Interest Period" means (a) as to any Adjusted CD Rate Revolving Loan, the period commencing on the Borrowing Date or on the Conversion/Continuation Date on which a Revolving Loan is converted into or continued as an Adjusted CD Rate Revolving Loan, and ending on the date 30, 60, 90 or 180 days thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, (b) as to any LIBOR Revolving Loan, the period commencing on the Borrowing Date or on the Conversion/ Continuation Date on which a Revolving Loan is converted into or continued as a LIBOR Revolving Loan, and ending on the day which numerically corresponds to such date one, two, three or six months thereafter (or if such month has no numerically corresponding day, on the last Business Day of such month), as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, and (c) as to any Swingline Loan, the period commencing on the Borrowing Date of such Loan and ending on such date, not more than 10 days later, as agreed upon by the Company and the Swingline Bank at the time of the Borrowing of such Loan; provided that:

                  (i) if any Interest Period pertaining to a CD Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day;

                  (ii) if any Interest Period pertaining to an Offshore Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; and

                  (iii) no Interest Period for any Loan shall extend beyond October 31, 2000.

      "IRS" means the United States Internal Revenue Service.

      "Lending Office" means, as to any Bank, the office or offices of the Bank specified as its "CD Lending Office" or "Domestic Lending Office" or "LIBOR Lending Office", as the case may be, on Schedule 10.02, or such other office or offices as the Bank may from time to time notify the Company and the Agent.

      "LIBO Rate" means, for any Interest Period for each LIBOR Revolving Loan comprising part of the same Borrowing or a LIBOR Swingline Loan, as the case may be, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which dollar deposits in immediately available funds are offered by each of the Reference Banks, in the case of LIBOR Revolving Loans, or the Swingline Bank, in the case of a LIBOR Swingline Loan, to leading banks in the London interbank Eurodollar market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount of the LIBOR Revolving Loan of such Reference Bank comprising part of such Borrowing, in the case of LIBOR Revolving Loans, or the LIBOR Swingline Loan, in the case of a LIBOR Swingline Loan, to be outstanding during such Interest Period and for a period equal to such Interest Period. The LIBO Rate for each Interest Period for each LIBOR Revolving Loan comprising part of the same Borrowing or a LIBOR Swingline Loan, as the case may be, shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent as set forth above two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.14.

      "LIBOR Lending Office" means, with respect to any Bank, the office of such Bank specified as its "LIBOR Lending Office" opposite its name on
Schedule 10.02 or in the document pursuant to which it became a party hereto as contemplated by Section 2.06, 3.06(a), 3.07 or 10.07(c) (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent.

      "LIBOR Revolving Loan" means a Revolving Loan which bears interest at the LIBO Rate plus the Applicable Margin.

      "LIBOR Swingline Loan" means a Swingline Loan which bears interest at the LIBO Rate plus the Applicable Margin.

      "Loan" means an extension of credit, in the form of (a) a Revolving Loan by a Bank to the Company, which may be a Base Rate Revolving Loan, Adjusted CD Rate Revolving Loan or LIBOR Revolving Loan (each, a "Type" of Revolving
Loan), or (b) a Swingline Loan by the Swingline Bank to the Company, which may be a Base Rate Swingline Loan, Adjusted CD Rate Swingline Loan or LIBOR Swingline Loan (each, a "Type" of Swingline Loan); in each case pursuant to
Article II.

      "Loan Documents" means this Agreement, the Notes and all other documents delivered to the Agent or any Bank in connection herewith.

      "Majority Banks" means at any time Banks holding at least 60% of the combined Commitments of all the Banks, or, if at such time there are no Commitments hereunder, Banks holding at least 60% of the then aggregate unpaid principal amount of the Loans, including the Swingline Loans.

      "Margin Stock" means "margin stock" as such term is defined in Regulation G, U or X of the FRB.

      "Minimum Tranche" means: (a) in respect of Revolving Loans comprising part of the same Borrowing, or to be converted or continued under Section 2.04, (i) in the case of Base Rate Revolving Loans, $5,000,000 or any multiple of $1,000,000 in excess thereof; and (ii) in the case of Adjusted CD Rate Revolving Loans and LIBOR Revolving Loans, $10,000,000 or any multiple of $1,000,000 in excess thereof; and (b) in respect of any Swingline Loan, $1,000,000 or any multiple of $500,000 in excess thereof, unless otherwise agreed by the Swingline Bank.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

      "New Affiliate Bank" has the meaning specified in Section 3.06.

      "No Loan Date" means any Business Day on which (a) no principal amount of any Revolving Loan is outstanding, and (b) no Notice of Borrowing with respect to Revolving Loans is pending or deemed pending pursuant to Article II.

      "Note" has the meaning specified in Section 2.02.

      "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

      "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

      "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document, owing by the Company to any Bank, including the Swingline Bank, the Agent, or any Person required to be indemnified, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

      "Offshore Loan" means any LIBOR Revolving Loan or any LIBOR Swingline
Loan.

      "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

      "Preferred Stock" means, as applied to any corporation, shares of such corporation which shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation.

      "Prescribed Forms" shall mean such duly executed and filed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Bank providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Company and the Agent to make payments hereunder for the account of such Bank free of deduction or withholding of United States income or other similar taxes.

      "Redeemable" means, as applied to any Preferred Stock, any Preferred Stock which (i) the issuer undertakes to redeem at a fixed or determinable date or dates (other than pursuant to the exercise of an option to redeem by the issuer, if the failure to exercise such option would not materially adversely affect the business, consolidated financial position or consolidated results of operations of the issuer and its subsidiaries taken as a whole), whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer, or (ii) is redeemable at the option of the holder.

      "Reference Banks" means BofA, NationsBank of Texas, N.A. and Citibank,
N.A.

      "Replacement Bank" has the meaning specified in Section 3.06(a).

      "Required Banks" means at any time Banks holding at least 50% of the combined Commitments of all the Banks, or, if at such time there are no Commitments hereunder, Banks holding at least 50% of the then aggregate unpaid principal amount of the Loans, including the Swingline Loans.

      "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

      "Responsible Officer" means the chief executive officer, the president, the chief financial officer or the treasurer of the Company.

      "Restricted Subsidiary" means any Subsidiary of the Company which has non-intercompany assets with an aggregate book value exceeding 10% of the Consolidated Tangible Net Worth of the Company based upon, at the time of determination, the most recent year-end audited consolidated financial statements of the Company.

      "Resulting Increased Commitment" has the meaning specified in Section
3.07.

      "Revolving Loan" has the meaning specified in Section 2.01(a).

      "Revolving Termination Date" means the earlier to occur of:

            (a)   October 31, 2000; and

            (b) the date on which the commitments of the Banks to make Loans terminate in whole in accordance with Section 2.07, Section 2.09(b) or 2.09(c) or Section 8.02.

      "S&P" means Standard & Poor's Rating Group and any successor thereto that is a nationally recognized rating agency.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Senior Debt Indenture" means that certain indenture dated as of March 1, 1994 between the Company and NationsBank of Texas, N.A., as Trustee, without giving effect to any amendment, modification, termination or cancellation thereof.

      "Specified Transaction," in respect of the Company, means any transaction or related set of transactions, that results, directly or indirectly, in (i) any sale, lease or exchange of all or substantially all of its property, (ii) the consolidation of the Company with any other Person, or
(iii) a merger of the Company with or into any other Person, if in connection with such sale, lease, exchange, consolidation or merger any consent, approval or authorization of the shareholders of the Company is required under any of the Company's organizational documents, or any rule, regulation or Requirement of Law.

      "Subordinated Debt" means any Debt of the Company (i) that expressly provides that it is subordinate in right of payment to the Loans made by the Banks hereunder, and (ii) under the terms of which no payments of principal shall be payable (whether by scheduled maturity, required prepayment, or otherwise, unless as a result of the acceleration of such Debt, in accordance with the terms thereof) prior to October 31, 2000.

      "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, business trust, joint stock company, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

      "Surviving Bank" has the meaning specified in Section 3.07.

      "Swingline Bank" means BofA.

      "Swingline Commitment", as to the Swingline Bank, has the meaning specified in Section 2.01(b).

      "Swingline Loan" has the meaning specified in Section 2.01(b).

      "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its net income, and franchise taxes imposed on its net income, by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

      "364-Day Credit Agreement" means that U.S. $250,000,000 Revolving Credit Agreement dated as of this date among the Company, BofA as Administrative Agent and the lenders party thereto, under which such lenders have agreed to extend credit to the Company on a 364-day basis.

      "364-Day Credit Agreement Termination Date" means the date upon which the Agent has received evidence, in form and substance satisfactory to the Agent, that the commitments of the lenders under the 364-Day Credit Agreement have been duly cancelled or terminated and that all principal, interest, fees, expenses and other amounts outstanding thereunder have been paid in full.

      "Total Capitalization" means, at any time, the sum (without duplication) of (a) Total Senior Debt, (b) the total outstanding principal amount (or the book carrying amount of such Debt if issued at a discount) of Subordinated Debt of the Company and its consolidated Subsidiaries, (c) Consolidated Net Worth less any amount thereof attributable to "minority interests" (as defined below), and (d) Redeemable Preferred Stock of the Company and its consolidated Subsidiaries. For the purpose of this definition, "minority interests" means any investment or interest of the Company in any corporation, partnership or other entity to the extent that the total amount thereof owned by the Company (directly or indirectly) constitutes 50% or less of all outstanding interests or investments in such corporation, partnership or entity.

      "Total Senior Debt" means, at any time, all consolidated Debt of the Company and its consolidated Subsidiaries other than Subordinated Debt.

      "Type" has the meaning specified in the definition of "Loan."

      "United States" and "U.S." each mean the United States of America.

      1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation."

            (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation and (iii) references to IRS forms, SEC forms, FRB statistical releases or other forms, reports or documents of any Governmental Authority are to be construed as including all forms, reports or other documents that consolidate, amend or replace the forms, reports or documents.

            (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

      1.03 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                  ARTICLE II

                                  THE CREDITS

      2.01 Amounts and Terms of Commitments. (a) Each Bank severally agrees, on the terms and conditions set forth herein, to make loans (each such loan a "Revolving Loan") to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate principal amount not to exceed at any time outstanding, together with such Bank's Commitment Percentage of all Swingline Loans then outstanding, the amount set forth opposite the Bank's name on the signature pages hereto (as such signature pages are deemed modified pursuant to this Article II or Article III or Section 10.07) (as such amount may be reduced or increased pursuant to Sections 2.06, 2.07, 2.08, 2.09, 3.06, 3.07 or 8.02,
such Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans shall not at any time exceed the combined Commitments of all the Banks. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01(a), prepay under Section 2.09(a) and reborrow under this Section 2.01(a).

            (b) The Swingline Bank agrees, on the terms and conditions set forth herein, to make a portion of the combined Commitments of all the Banks available to the Company by making swingline loans (each such loan a "Swingline Loan") to the Company from time to time on any Business Day during the period from the 364-Day Credit Agreement Termination Date to the Revolving Termination Date, in an aggregate principal amount not to exceed at any time outstanding $50,000,000 (as such amount may be reduced pursuant to Sections 2.07, 2.08, 2.09, 3.06 or 8.02, the Swingline Bank's "Swingline Commitment"), notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Bank's outstanding Revolving Loans, may exceed the Swingline Bank's Commitment; provided, however, that, after giving effect to any Borrowing of a Swingline Loan, the aggregate principal amount of all outstanding Revolving Loans and Swingline Loans shall not at any time exceed the combined Commitments of all the Banks. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01(b), prepay under Section 2.09(a) and reborrow pursuant to this Section 2.01(b).

      2.02 Notes. The Loans made by each Bank are evidenced by a note in substantially the form of Exhibit E ("Note") payable to the order of that Bank, evidencing the aggregate indebtedness of the Company to such Bank resulting from the Loans owed to such Bank. Each Bank may endorse on the schedules annexed to its Notes, the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each Bank is irrevocably authorized by the Company to endorse its Notes, and each Bank's record shall be prima facie evidence of the matters reflected therein; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

      2.03 Procedure for Revolving Loan Borrowings. (a) Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Agent as described in Section 10.02 in the form of a Notice of Borrowing prior to 11:00 a.m. (Houston time) (i) one Business Day prior to the requested Borrowing Date, in the case of Adjusted CD Rate Revolving Loans,
(ii) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Revolving Loans, and (iii) on the requested Borrowing Date, in the case of Base Rate Revolving Loans, specifying:

                        (A) the amount of the Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

                        (B) the requested Borrowing Date, which shall be a Business Day;

                        (C) the Type of Revolving Loans comprising the Borrowing;

                        (D) in the case of Adjusted CD Rate Revolving Loans and LIBOR Revolving Loans, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Adjusted CD Rate Revolving Loans or LIBOR Revolving Loans, such Interest Period shall be 90 days (in the case of an Adjusted CD Rate Revolving Loan) and three months (in the case of a LIBOR Revolving Loan);

provided, however, that with respect to a Borrowing, if any, to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 11:00 a.m. (Houston time) on the Closing Date and such Borrowing will consist of Base Rate Revolving Loans only.

            (b) Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Bank thereof and of the amount of such Bank's Commitment Percentage of such Borrowing.

            (c) Each Bank will make the amount of its Commitment Percentage of such Borrowing available to the Agent for the account of the Company at the Agent's Payment Office on the Borrowing Date requested by the Company in immediately available funds by 11:00 a.m. (Houston time) in the case of a Borrowing comprised of Adjusted CD Rate Revolving Loans or LIBOR Revolving Loans, and by 1:00 p.m. (Houston time) in the case of a Borrowing comprised of Base Rate Revolving Loans. The proceeds of all such Loans will then be made available to the Company by the Agent by wire transfer of immediately available funds in accordance with written instructions provided to the Agent by the Company, unless on the date of the Borrowing all or any portion of the proceeds thereof shall then be required to be applied to the repayment of any outstanding Swingline Loans pursuant to Section 2.05(f), in which case such proceeds or portion thereof shall be applied to the repayment of such Swingline Loans.

            (d) After giving effect to any Borrowing of Revolving Loans, there may not be more than (i) four different Interest Periods in effect in respect of all Adjusted CD Rate Revolving Loans together then outstanding and
(ii) four different Interest Periods in effect in respect of all LIBOR Revolving Loans together then outstanding.

      2.04 Conversion and Continuation Elections for Revolving Loan Borrowings. (a) The Company may, upon irrevocable written notice to the Agent under subsection (b) of this Section:

                  (i) elect, on any Business Day, in the case of Base Rate Revolving Loans, or on the last day of the applicable Interest Period, in the case of Adjusted CD Rate Revolving Loans or LIBOR Revolving Loans, to convert any such Loans (or any part thereof in an amount not less than the Minimum Tranche) into Revolving Loans of another Type; or

                  (ii) elect to renew on the last day of the applicable Interest Period any Revolving Loans having Interest Periods maturing on such day (or any part thereof in an amount not less than the Minimum Tranche);

provided, that if at any time the aggregate amount of Adjusted CD Rate Revolving Loans or LIBOR Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than the Minimum Tranche, such Loans shall automatically convert into Base Rate Revolving Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Adjusted CD Rate Revolving Loans or LIBOR Revolving Loans shall terminate, except that if and so long as each such Revolving Loan shall be of the same Type and have the same Interest Period as Revolving Loans comprising another Borrowing or other Borrowings, and the aggregate unpaid principal amount of all such Loans of all such Borrowings shall equal or exceed $10,000,000, the Company shall have the right to continue all such Loans as, or to convert all such Loans into, Revolving Loans of such Type having such Interest Period.

            (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 11:00 a.m. (Houston time) at least
(i) one Business Day in advance of the Conversion/Continuation Date, if the Revolving Loans are to be converted into or continued as Adjusted CD Rate Revolving Loans; (ii) three Business Days in advance of the Conversion/Continuation Date, if the Revolving Loans are to be converted into or continued as LIBOR Revolving Loans; and (iii) on the Conversion/Continuation Date, if the Revolving Loans are to be converted into Base Rate Revolving Loans, specifying:

                        (A)  the proposed Conversion/Continuation Date;

                        (B) the aggregate amount of Revolving Loans to be converted or renewed;

                        (C) the Type of Revolving Loans resulting from the proposed conversion or continuation; and

                        (D) other than in the case of conversions into Base Rate Revolving Loans, the duration of the requested Interest Period.

            (c) If upon the expiration of any Interest Period applicable to any Adjusted CD Rate Revolving Loans or LIBOR Revolving Loans, the Company has failed to select timely a new Interest Period to be applicable to such Loans, the Company shall be deemed to have elected to convert such Loans into Base Rate Revolving Loans.

            (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company under this Section, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Revolving Loans held by each Bank with respect to which the notice was given.

            (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Revolving Loan converted into or continued as an Adjusted CD Rate Revolving Loan or a LIBOR Revolving Loan with an Interest Period exceeding one month (in the case of a LIBOR Revolving Loan) or 30 days (in the case of an Adjusted CD Rate Revolving Loan).

            (f) After giving effect to any conversion or continuation of Revolving Loans, there may not be more than (i) four different Interest Periods in effect in respect of all Adjusted CD Rate Revolving Loans together then outstanding and (ii) four different Interest Periods in effect in respect of all LIBOR Revolving Loans together then outstanding.

      2.05 Procedure for Swingline Borrowings. (a) Each Borrowing of a Swingline Loan shall be made upon the Company's irrevocable written notice to the Agent as described in Section 10.02 in the form of a Notice of Borrowing prior to 11:00 a.m. (Houston time) (i) one Business Day prior to the requested Borrowing Date, in the case of an Adjusted CD Rate Swingline Loan, (ii) three Business Days prior to the requested Borrowing Date, in the case of a LIBOR Swingline Loan, and (iii) on the requested Borrowing Date, in the case of a Base Rate Swingline Loan, specifying: (i) the amount of such Loan, which shall be an amount not less than the Minimum Tranche; (ii) the requested Borrowing Date, which shall be a Business Day, (iii) the duration of the Interest Period applicable to such Loan, which shall not be more than 10 days, and (iv) if the product of the amount of such Loan and the number of days in the applicable Interest Period equals or exceeds $15,000,000, the Type of Swingline Loan. Upon receipt of the Notice of Borrowing, the Agent will promptly provide the Swingline Bank with a copy thereof.

            (b) If the product of the amount of a requested Swingline Loan and the number of days in the applicable Interest Period equals or exceeds $15,000,000, such Loan shall bear interest at the LIBO Rate plus the Applicable Margin, the Adjusted CD Rate plus the Applicable Margin or the Base Rate, as selected by the Company pursuant to Section 2.05(a). If the product of the amount of a requested Swingline Loan and the number of days in the applicable Interest Period is less than $15,000,000, such Loan shall bear interest at the Base Rate.

            (c) Unless the Swingline Bank has received notice prior to 11:00 a.m. (Houston time) on the relevant Borrowing Date from the Agent (including at the request of any Bank) (i) directing the Swingline Bank not to make the requested Swingline Loan as a result of the limitation set forth in the proviso set forth in Section 2.01(b), or (ii) that one or more conditions specified in Article IV are not then satisfied; then, subject to the terms and conditions hereof, the Swingline Bank will, not later than 2:00 p.m. (Houston time) on the Borrowing Date specified in such Notice of Borrowing, make the amount of the requested Swingline Loan available to the Company by wire transfer of immediately available funds in accordance with written instructions provided to the Agent by the Company.

            (d) After giving effect to any Borrowing of a Swingline Loan, there may not be more than three different Swingline Loans outstanding at any one time.

            (e) The Agent will notify the Banks of any Swingline Loan Borrowing or repayment thereof promptly after any such Borrowing or repayment.

            (f) If (i) any Swingline Loan shall remain outstanding at 11:00 a.m. (Houston time) on the last day of the Interest Period applicable to such Loan and by such time on such day the Agent shall have received neither (A) a Notice of Borrowing delivered pursuant to Section 2.03 requesting that Revolving Loans be made pursuant to Section 2.01(a) on such day in an amount at least equal to the principal amount of such Swingline Loan, nor (B) any other notice indicating the Company's intent to repay such Swingline Loan with funds obtained from other sources, or (ii) any Swingline Loans shall remain outstanding during the existence of a Default or Event of Default and the Swingline Bank shall in its sole discretion notify the Agent that the Swingline Bank desires that such Swingline Loans be converted into Revolving Loans; then, the Agent shall be deemed to have received a Notice of Borrowing from the Company pursuant to Section 2.03 requesting that Base Rate Revolving Loans be made pursuant to Section 2.01(a) on such day (in the case of the circumstances described in clause (i) above) or on the first Business Day subsequent to the date of such notice from the Swingline Bank (in the case of the circumstances described in clause (ii) above) in an amount equal to the aggregate amount of such Swingline Loans, and the procedures set forth in Sections 2.03(b) and 2.03(c) shall be followed in making such Base Rate Revolving Loans; provided, that such Base Rate Revolving Loans shall be made notwithstanding the Company's failure to comply with the conditions specified in Section 4.02; and provided, further, that if a Borrowing of Revolving Loans becomes legally impracticable and if so required by the Swingline Bank at the time such Revolving Loans are required to be made by the Banks in accordance with this Section 2.05(f), each Bank agrees that in lieu of making Revolving Loans as described above, such Bank shall purchase a participation from the Swingline Bank in the applicable Swingline Loans in an amount equal to such Bank's Commitment Percentage of the aggregate principal amount of such Swingline Loans, and the procedures set forth in Sections 2.03(b) and 2.03(c) shall be followed in connection with the purchases of such participations.
The proceeds of such Base Rate Revolving Loans or purchases of participations, as the case may be, shall be applied to repay such Swingline Loans. A copy of each notice given by the Agent to the Banks pursuant to this Section 2.05(f) with respect to the making of Revolving Loans or the purchases of participations, as the case may be, shall be promptly delivered by the Agent to the Company. Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or purchase the participations, as contemplated by this Section 2.05(f), shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Swingline Bank, the Company or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default; or (3) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      2.06 Increase of Commitments. The Company shall have the right, without the consent of the Banks but subject to the approval of the Agent (which approval shall not be unreasonably withheld), to effectuate from time to time an increase in the total Commitments under this Agreement by adding to this Agreement one or more Persons that are Eligible Assignees (who shall, upon completion of the requirements stated in this Section, constitute "Banks" hereunder), or by allowing one or more Banks to increase their Commitments hereunder, so that such added and increased Commitments shall equal the increase in Commitments effectuated pursuant to this Section; provided that
(a) no increase in Commitments pursuant to this Section shall result in the total Commitments exceeding $1,200,000,000 or shall result in the aggregate amount of the increases in the Commitments effectuated pursuant to this Section since the date of this Agreement being in excess of the sum of $200,000,000 plus the aggregate amount (but not greater than $100,000,000) of all non-ratable reductions and terminations of Commitments effectuated pursuant to Section 2.08; (b) no Bank's Commitment shall be increased without the consent of such Bank; (c) there has occurred and is continuing no Default or Event of Default, and (d) there has been no ratable reduction of Commitments pursuant to Section 2.07. The Company shall deliver or pay, as applicable, to the Agent each of the following items prior to 11:00 a.m. (Houston time) (i) three Business Days prior to the requested effective date of such increase in the Commitments, if such date is a No Loan Date, or (ii) five Business Days prior to the requested effective date of such increase in the Commitments, if such date is not a No Loan Date:

                  (A) a written notice of the Company's intention to increase the total Commitments pursuant to this Section, which shall specify each new Eligible Assignee, if any, the changes in amounts of Commitments that will result, and such other information as is reasonably requested by the Agent;

                  (B) a document in form and substance as may be reasonably required by the Agent, executed and delivered by each new Eligible Assignee and each Bank agreeing to increase its Commitment, pursuant to which it becomes a party hereto or increases its Commitment, as the case may be, which document, in the case of a new Eligible Assignee, shall (among other matters) specify the CD Lending Office, Domestic Lending Office and LIBOR Lending Office of such new Eligible Assignee;

                  (C) a Note in the principal amount of the Commitment of each new Eligible Assignee, or a replacement Note in the principal amount of the increased Commitment of each Bank agreeing to increase its Commitment, as the case may be, executed and delivered by the Company, which Note shall be in form and substance as may be reasonably required by Agent; and

                  (D) a non-refundable processing fee of $3,500, for the sole account of the Agent.

Upon receipt of any notice referred to in clause (A) above, the Agent will promptly notify each Bank thereof. Upon execution and delivery of such documents and the payment of such fee, such new Eligible Assignee shall constitute a "Bank" hereunder with a Commitment as specified therein, or such Bank's Commitment shall increase as specified therein, as the case may be. The Company agrees to pay to the Banks any and all amounts to the extent payable pursuant to Section 3.02 as a result of any such increase in the Commitments.

      2.07 Ratable Reduction or Termination of Commitments. The Company may, upon not less than three Business Days' prior notice to the Agent, terminate all the Commitments, or permanently reduce all the Commitments by an aggregate minimum amount of $10,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (i) the then-outstanding principal amount of all Revolving Loans and Swingline Loans would exceed the amount of the combined Commitments of all the Banks then in effect, or (ii) the then-outstanding principal amount of all Swingline Loans would exceed the amount of the Swingline Commitment then in effect, as adjusted pursuant to the last sentence of this Section 2.07. Once reduced in accordance with this Section, the Commitments may not be increased. Any such reduction of the Commitments shall be applied ratably to each Bank's Commitment according to its Commitment Percentage. At no time shall the Swingline Commitment exceed the combined Commitments of all the Banks, and any reduction of the Commitments which reduces the combined Commitments of all the Banks below the then-current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the combined Commitments of all the Banks, as so reduced, without any action on the part of the Swingline Bank.

      2.08 Non-Ratable Reduction or Termination of Commitments. The Company shall have the right, without the consent of any Bank, but subject to the approval of the Agent (which consent shall not be unreasonably withheld), to reduce in part or to terminate in whole the Commitment of one or more Banks non-ratably, provided that (i) the effective date of any such reduction or termination of Commitments shall be a No Loan Date, (ii) after giving effect thereto and to any prepayments of Swingline Loans made on the effective date thereof, the then-outstanding principal amount of all Swingline Loans shall not exceed the amount of the Swingline Commitment then in effect, as adjusted pursuant to the penultimate sentence of this Section 2.08; (iii) on the effective date of any such reduction or termination (x) no Default or Event of Default shall have occurred and be continuing, (y) the senior unsecured long-term debt of the Company is rated BBB- or better by S&P or Baa3 or better by Moody's, and (z) the Company shall pay to any Bank whose Commitment is terminated all amounts owed by the Company to such Bank under this Agreement (including accrued commitment fees), (iv) the aggregate amount of each non-ratable reduction shall be at least $5,000,000, and (v) the aggregate amount of all such non-ratable reductions and terminations of Commitments since the date of this Agreement shall not exceed the sum of $100,000,000 plus the aggregate amount (but not greater than $100,000,000) of all increases in Commitments effectuated pursuant to Section 2.06. At no time shall the Swingline Commitment exceed the combined Commitments of the Banks, and any reduction of the Commitment of one or more Banks non-ratably which reduces the combined Commitments of the Banks below the then-current amount of the Swingline Commitment shall result in an automatic corresponding reduction of the Swingline Commitment to the amount of the combined Commitments of the Banks, as so reduced, without any action on the part of the Swingline Bank. The Company shall give the Agent three Business Days' notice of the Company's intention to reduce or terminate any Commitment pursuant to this Section.

      2.09 Optional and Mandatory Prepayments. (a) Subject to Section 3.02, the Company may, at any time or from time to time by irrevocable notice to the Agent, not less than (i) one Business Day prior to a prepayment of any CD Loan, (ii) three Business Days prior to a prepayment of any Offshore Loan, or
(iii) by 11:00 a.m. (Houston time) on the Business Day of a prepayment of any Base Loan, ratably prepay Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment, whether the Loans to be prepaid are Revolving Loans or Swingline Loans, the Type(s) of any Loans to be prepaid and the specific Borrowing or Borrowings pursuant to which such Loans were made. The Agent will promptly notify each Bank, in the case of the prepayment of Revolving Loans, or the Swingline Bank, in the case of the prepayment of Swingline Loans, of its receipt of any such notice, and of such Bank's Commitment Percentage of such prepayment, as applicable. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid.

            (b) No later than the date that is 30 days after the occurrence of any Change in Control as to the Company, the Company shall prepay all outstanding Loans, together with accrued interest, fees, amounts payable pursuant to Section 3.02 and all other amounts outstanding hereunder, and immediately upon the occurrence of such Change in Control, the obligations of the Banks to make additional Loans, including the obligation of the Swingline Bank to make Swingline Loans, shall be terminated automatically.

            (c) Immediately upon the occurrence of any Specified Transaction or at any time prior to the date that is 180 days after the date of consummation of such Specified Transaction, the Agent shall at the request of, and may with the consent of, the Required Banks, in their sole and absolute discretion, (i) by notice to the Company pursuant to Section 10.02 hereof, declare the outstanding principal amount of all Loans, together with accrued interest, amounts payable pursuant to Section 3.02 and all other amounts outstanding hereunder, to be immediately due and payable, whereupon such amounts shall immediately be paid by the Company, and (ii) by notice to the Company pursuant to Section 10.02 hereof, declare the obligation of each Bank to make Loans, including the obligation of the Swingline Bank to make Swingline Loans, be terminated, whereupon such obligations shall be terminated immediately.

            (d) On the date of any increase in the total Commitments pursuant to Section 2.06, the Company shall prepay all Revolving Loans outstanding on such date, together with accrued interest thereon and amounts payable pursuant to Section 3.02; provided, however, that, notwithstanding the foregoing sentence, if after giving effect to such an increase in the total Commitments there are no new Banks hereunder and the Commitment Percentage of each Bank is unchanged from its Commitment Percentage immediately prior to such increase, then the Company shall not be required to prepay any Revolving Loans and related amounts outstanding on such date.

            (e) Any mandatory prepayment under subsection (b), (c) or (d) of this Section shall be made by the Company without presentment, demand, protest or other notice of any kind, except as provided in subsection (c), all of which are expressly waived by the Company.

      2.10 Repayment. The Company shall repay to the Agent for the account of each Bank on the Revolving Termination Date the aggregate principal amount of all Revolving Loans outstanding on such date. The Company shall repay to the Agent for the account of the Swingline Bank the outstanding principal amount of each Swingline Loan on the last day of the Interest Period applicable thereto.

      2.11 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date until paid at a rate per annum equal to the Adjusted CD Rate, the LIBO Rate or the Base Rate, as the case may be (and subject, in the case of Revolving Loans, to the Company's right to convert to other Types of Revolving Loans under Section 2.04), plus, in the case of CD Loans and Offshore Loans, the Applicable Margin; provided, however, that in no event shall the applicable rate payable to any Bank exceed the Highest Lawful Rate applicable to such Bank.

            (b) Interest on each Loan shall be paid to the Agent for the account of each Bank, in the case of Revolving Loans, or the Swingline Bank, in the case of Swingline Loans, in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under
Section 2.09 for the portion of the Loans so prepaid and upon payment in full thereof.

            (c) Any principal amount of any Loan which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, to the extent permitted by law, from the date on which such amount became due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus 1.50% per annum, provided, however, that in no event shall such rate as to any Bank exceed the Highest Lawful Rate applicable to such Bank.

      2.12 Fees. The Company agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily amount by which such Bank's Commitment exceeds the aggregate outstanding principal amount of such Bank's Revolving Loans, from the date hereof until the Revolving Termination Date at a rate per annum equal to the Applicable Fee Amount, payable in arrears on the last Business Day of each calendar quarter during the term of such Bank's Commitment, and on the Revolving Termination Date. The Company shall pay to the Agent for its own account and the account of the Arranger such additional fees as are set forth in the fee letter dated September 8, 1995 among such Persons.

      2.13 Computation of Fees and Interest. All computations of interest for Base Rate Revolving Loans and Base Rate Swingline Loans, when the Base Rate is determined according to clause (b) of the definition of "Base Rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (but not to exceed as to any Bank the Highest Lawful Rate applicable to such Bank). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

      2.14 Interest Rate Determination and Protection. (a) Each Reference Bank and the Swingline Bank, as applicable, agrees to furnish to the Agent timely information for the purpose of determining each Adjusted CD Rate or LIBO Rate, as applicable. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

            (b) The Agent shall give prompt notice to the Company and the Banks of the applicable interest rate determined by the Agent for purposes of
Section 2.11(a).

            (c) If fewer than two Reference Banks furnish timely information to the Agent for determining the LIBO Rate for any LIBOR Revolving Loans or the Adjusted CD Rate for any Adjusted CD Rate Revolving Loans,

                  (i) the Agent shall forthwith notify the Company and the Banks that the interest rate cannot be determined for such LIBOR Revolving Loans or Adjusted CD Rate Revolving Loans, as the case may be,

                  (ii) each such Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Revolving Loan (or if such Loan is then a Base Rate Revolving Loan, will continue as a Base Rate Revolving Loan), and

                  (iii) the obligation of the Banks to make, or to convert Revolving Loans into or continue Revolving Loans as, Adjusted CD Rate Revolving Loans or LIBOR Revolving Loans, as the case may be, shall be suspended until the Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist.

            (d) With respect to any Offshore Loan or CD Loan, upon request by the Company the Agent shall provide to the Company the information furnished by each Reference Bank or the Swingline Bank, as applicable, to enable the Agent to determine the LIBOR Rate or the Adjusted CD Rate, as the case may be, for such Loan.

            (e) If, with respect to any Adjusted CD Rate Revolving Loans or LIBOR Revolving Loans, the Majority Banks notify the Agent that the applicable interest rate for any Interest Period for such Loans cannot be reasonably determined or will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective Adjusted CD Rate Revolving Loans or LIBOR Revolving Loans, as the case may be, for such Interest Period, the Agent shall forthwith so notify the Company and the Banks, whereupon

                  (i) each such Revolving Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Revolving Loan (or, if such Revolving Loan is then a Base Rate Revolving Loan, will continue as a Base Rate Revolving Loan), and

                  (ii) the obligation of the Banks to make, or to convert Revolving Loans into or continue Revolving Loans as, Adjusted CD Rate Revolving Loans or LIBOR Revolving Loans, as the case may be, shall be suspended until the Agent shall notify the Company and the Banks that the circumstances causing such suspension no longer exist.

            (f) If the Swingline Bank notifies the Agent that the applicable interest rate for any Interest Period for any Adjusted CD Rate Swingline Loan or LIBOR Swingline Loan cannot be reasonably determined or will not adequately reflect the cost to the Swingline Bank of making, funding or maintaining such Loan, the Agent shall forthwith so notify the Company, whereupon the obligation of the Swingline Bank to make Adjusted CD Rate Swingline Loans or LIBOR Swingline Loans, as the case may be, shall be suspended until the Agent shall notify the Company that the circumstances causing such suspension no longer exist.

      2.15 Payments by the Company. Except as otherwise expressly provided herein, all payments by the Company shall be made in Dollars to the Agent for the account of the Banks, in the case of Revolving Loans, or the Swingline Bank, in the case of Swingline Loans, at the Agent's Payment Office and shall be made without setoff, recoupment or counterclaim. Such payments shall be made in immediately available funds no later than 12:00 noon (Houston time) on the date specified herein. The Agent will promptly distribute to each Bank its Commitment Percentage share (or other applicable share as expressly provided herein), in the case of Revolving Loans, or to the Swingline Bank, in the case of Swingline Loans, of such payment in like funds as received. Any payment received by the Agent later than the time specified above shall be deemed to have been received on the following Business Day, and any applicable interest or fee shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks or the Swingline Bank, as the case may be, that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds, and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank or the Swingline Bank, as the case may be, on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank or the Swingline Bank, as applicable, shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

      2.16 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the proposed Borrowing Date, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Commitment Percentage, in the case of a Revolving Loan Borrowing, or the Swingline Loan, in the case of a Swingline Loan Borrowing, the Agent may assume that each Bank, in the case of a Revolving Loan Borrowing, or the Swingline Bank, in the case of a Swingline Borrowing, has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error.
If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing, in the case of a Revolving Loan Borrowing, or at the applicable Swingline Rate, in the case of a Swingline Loan Borrowing.

            (b) The failure of any Bank to make any Revolving Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Revolving Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Revolving Loan to be made by such other Bank on any Borrowing Date.

      2.17 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any non-pro rata payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment with each of them in accordance with their Commitment Percentages; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to
(ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.


                                  ARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 Taxes. (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any Note shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

            (b) To the fullest extent permitted by applicable law, the Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01) paid by such Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor in accordance with this
Section 3.01(b).

            (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable under this Agreement or any Note to any Bank or the Agent, then: (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Company shall make such deductions and withholdings; and (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing or other authority in accordance with applicable law.

            (d) Notwithstanding anything to the contrary contained in this Agreement, each of the Company and the Agent shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable under this Agreement or any Note for the account of any Bank (without indemnification or the payment by the Company of increased amounts pursuant to clause (a), (b) or (c) above) other than a Bank (i) which is a domestic corporation (as defined in Section 7701 of the Code) for federal income tax purposes or (ii) which has the Prescribed Forms on file with the Company and the Agent for the applicable year, provided that if the Company shall so deduct or withhold any such taxes, it shall provide a statement to the Agent and such Bank, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Bank or the Agent may reasonably request to assist such Bank or the Agent in obtaining any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Bank is subject to tax.

            (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish the Agent the original or a certified copy of a receipt (if available) evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

            (f) Each Bank shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Lending Office or change the jurisdiction of its Lending Office, as the case may be, so as to avoid the imposition of any Taxes or Other Taxes or to eliminate any such additional payment by the Company which may thereafter accrue; provided that no such selection or change shall be made if, in the sole judgment of such Bank, such selection or change would be disadvantageous to such Bank.

      3.02 Breakage Costs. If (a) any payment of principal of any CD Loan or Offshore Loan is made by the Company prior to the last day of an Interest Period relating to such Loan, or (b) the Company fails to borrow a Borrowing consisting of a CD Loan or an Offshore Loan on the date for such Borrowing specified in the Notice of Borrowing (except as permitted by and subject to the provisions of Sections 2.14(c), (e) and (f) and 3.04), then upon demand by any Bank, the Company shall pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reasons of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Borrowing, but not including any cost of termination or liquidation of any hedge or related trading position (such as a rate swap, basis swap, forward rate transaction, interest rate option, cap, collar or floor transaction, swaption, or any other, similar transaction). For purposes of calculating amounts payable by the Company to the Banks under this Section, (i) each Offshore Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBO Rate used in determining such Offshore Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Loan is in fact so funded, and (ii) each CD Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Certificate of Deposit Rate used in determining the Adjusted CD Rate for such CD Loan by the issuance of its certificate of deposit in a comparable amount and for a comparable period, whether or not such CD Loan is in fact so funded.

      3.03 Increased Costs. (a) If, due to either: (i) after the date hereof, the introduction of or any change (other than any change by way of imposition or increase of reserve requirements pursuant to Section 3.05) in or in the interpretation of any law or regulation by a Governmental Authority charged with the interpretation or administration thereof, or (ii) the compliance with any guideline enacted after the date hereof or request received after the date hereof from any Governmental Authority (whether or not having the force of law) the effect of which is to impose or modify any reserve, special deposit, insurance assessment, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any Bank (other than reserves maintained as provided for in Section 3.05), there shall be any actual increase in the cost to such Bank of agreeing to make or making, funding or maintaining any CD Loan or Offshore Loan, then the Company shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such actual increased cost. Promptly after any Bank becomes aware of any such introduction, change or proposed compliance, such Bank shall notify the Company thereof. No Bank shall be permitted to recover increased costs incurred or accrued more than 90 days prior to the date such notice is given to the Company.

            (b) If the Company so notifies the Agent within five Business Days after any Bank notifies the Company of any increased cost pursuant to the provisions of Section 3.03(a), the Company shall convert all Revolving Loans of the Type affected by such increased cost of all Banks then outstanding into Revolving Loans of another Type in accordance with Section 2.04 and, additionally, reimburse such Bank for such increased cost in accordance with
Section 3.03(a).

            (c) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has the effect of increasing the amount of capital required or expected to be maintained as a result of its Commitment hereunder, such Bank shall have the right to give prompt written notice to the Company with a copy to the Agent, which notice shall notify the Company of the additional amounts as shall be required to compensate such Bank for the increased cost to such Bank as a result of such increase in capital and shall certify that such costs are generally being charged by such Bank to other similarly situated borrowers under similar credit facilities and such amounts shall be paid promptly by the Company.

            (d) Each Bank shall use its best efforts (consistent with its internal policies and legal and regulatory restrictions) to select a jurisdiction for its Lending Office or change the jurisdiction of its Lending Office, as the case may be, so as to avoid the imposition of any increased costs under this Section 3.03 or to eliminate the amount of any such increased cost which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Lending Office shall be made if, in the reasonable judgment of such Bank, such selection or change would be disadvantageous to such Bank.

      3.04 Illegality. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that, after the date hereof, the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for any Bank or its LIBOR Lending Office to make any Offshore Loans or to continue to fund or maintain any Offshore Loan hereunder, then, on notice thereof and demand therefor by such Bank to the Company, (i) the obligation of such Bank to make Offshore Loans and to convert Revolving Loans into LIBOR Revolving Loans shall be suspended until the Agent shall notify the Company that the circumstances causing such suspension no longer exist, and (ii) the Company shall, forthwith convert all LIBOR Revolving Loans of all Banks then outstanding into Revolving Loans of another Type in accordance with Section 2.04.

      3.05 Reserves on Offshore Loans. If any Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), and if as a result thereof there is an increase in the cost to such Bank of agreeing to make or making, funding or maintaining Offshore Loans, the Company shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank additional amounts, as additional interest hereunder, sufficient to compensate Bank for such increased cost. Increased costs under this Section 3.05 shall be payable by the Company on each Interest Payment Date on such Offshore Loans, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

      3.06 Replacement of Bank; Termination of Bank. In the event that any Bank makes a demand for payment pursuant to Sections 3.01 or 3.03, or any Bank has suspended its funding of Offshore Loans pursuant to Section 3.04, the Company shall have the right, if no Default or Event of Default then exists, to either replace such Bank in accordance with subsection (a) of this Section
3.06 or terminate such Bank's Commitment in accordance with subsection (b) of this Section 3.06. If any Banks that are not Affiliates as of the Closing Date become Affiliates after the Closing Date (each such Bank, a "New Affiliate Bank"), the Company shall have the right, if no Default or Event of Default then exists, to either replace each such New Affiliate Bank (other than the New Affiliate Bank having the largest Commitment) in accordance with subsection (a) of this Section 3.06 or terminate each such New Affiliate Bank (other than the New Affiliate Bank having the largest Commitment) in accordance with subsection (b) of this Section 3.06.

            (a)  If the Company determines to replace a Bank pursuant to this
Section 3.06, the Company shall have the right to replace such Bank with an entity that is an Eligible Assignee (a "Replacement Bank"); provided that such Replacement Bank, (i) if it is not already a Bank, shall be reasonably acceptable to the Agent, (ii) shall unconditionally offer in writing (with a copy to the Agent) to purchase all of such Bank's rights hereunder and interest in the Loans owing to such Bank and the Note held by such Bank without recourse at the principal amount of such Note plus interest and fees accrued thereon to the date of such purchase on a date therein specified, and
(iii) shall, if such Replacement Bank is not already a Bank, execute and deliver to the Agent a document in form and substance satisfactory to the Agent pursuant to which such Replacement Bank becomes a party hereto with a Commitment equal to that of the Bank being replaced, including, in the case of the replacement of the Swingline Bank, the Swingline Commitment, which document shall (among other matters) specify the CD Lending Office, Domestic Lending Office and LIBOR Lending Office of such Replacement Bank. Upon satisfaction of the requirements set forth in the first sentence of this
Section 3.06(a), acceptance of such offer to purchase by the Bank to be replaced, payment to such Bank of the purchase price in immediately available funds, and the payment by the Company of all requested costs accruing to the date of purchase which the Company is obligated to pay under Section 3.02 and all other amounts owed by the Company to such Bank (other than the principal of and interest on the Loans of such Bank purchased by the Replacement Bank and interest and fees accrued thereon to the date of purchase), and payment to the Agent of a non-refundable processing fee of $2,500, the Replacement Bank shall constitute a "Bank" hereunder with a Commitment as so specified and the Bank being so replaced shall no longer constitute a "Bank" hereunder (with the signature pages being amended to reflect same) and such Bank shall be relieved of its obligations hereunder. If, however, (x) a Bank accepts such an offer and such proposed Replacement Bank fails to purchase such rights and interest on such specified date in accordance with the terms of such offer, the Company shall continue to be obligated to pay the increased costs or additional amounts due to such Bank pursuant to Section 3.01, 3.03 or 3.05 (if a demand for repayment of increased costs or additional amounts pursuant to any of such Sections is the basis for the proposed replacement), as the case may be, or
(y) the Bank proposed to be replaced fails to accept such purchase offer, the Company (if the basis for the proposed replacement is a demand for payment of increased costs or additional amounts pursuant to Sections 3.01, 3.03 or 3.05) shall not be obligated to pay to such Bank such increased costs or additional amounts to the extent incurred or accrued from and after the date of such purchase offer, but in each of the cases set forth in clauses (x) and (y), the Company shall continue to have the right to terminate such Bank's Commitment in accordance with Section 3.06(b) hereof.

            (b) In the event that the Company determines to terminate a Bank's Commitment pursuant to this Section 3.06 which, in the case of the Swingline Bank, includes the Swingline Commitment, the Company shall give notice to such Bank of the Company's election to terminate (a copy shall be sent to the Agent), and such termination shall become effective 15 days thereafter unless such Bank withdraws its request for additional compensation (with respect to a proposed termination based on a request for additional compensation) or reinstates its funding of Offshore Loans (with respect to a proposed termination based on a suspension of funding of Offshore Loans). On the date of the termination of the Commitment of any Bank pursuant to this
Section 3.06(b), (x) the Company shall deliver notice of the effectiveness of such termination to such Bank and to the Agent, (y) the Company shall pay all amounts owed by the Company to such Bank under this Agreement or under the Note payable to such Bank (including principal of and interest on the Loans owed to such Bank, accrued commitment fees and amounts specified in such Bank's notice (if any) delivered pursuant to Sections 3.01, 3.03 or 3.05 as the case maybe, with respect to the period prior to such termination) and (z) upon the occurrence of the events set forth in clauses (x) and (y), such Bank shall cease to be a "Bank" hereunder for all purposes and such Bank shall be relieved of its obligations hereunder.

      3.07 Reallocation of Commitments in Event of Merger, Etc. If after the Closing Date any Bank merges or consolidates with or into one or more other Banks, the surviving entity of such merger or consolidation (the "Surviving Bank") shall at the request of the Company, if no Default or Event of Default then exists, assign all or a portion of its Resulting Increased Commitment (as defined below) to one or more entities selected by the Company that are Eligible Assignees (each an "Acquiring Entity"); provided that (i) each Acquiring Entity shall unconditionally offer in writing (with a copy to the Agent) to purchase a portion of such Surviving Bank's Resulting Increased Commitment and the portion of the Revolving Loans owing to such Surviving Bank and the Note or Notes held by such Surviving Bank allocable to the amount of the Resulting Increased Commitment to be acquired; (ii) the portion of the Resulting Increased Commitment of the Surviving Bank acquired by each Acquiring Entity shall be in integral multiples of $1,000,000; (iii) the purchase price to be paid by the Acquiring Entity shall be the outstanding principal amount of the Revolving Loans owed to such Surviving Bank on the date of purchase (plus interest and fees accrued thereon) that are allocable to the amount of the Resulting Increased Commitment being acquired; and (iv) each Acquiring Entity, if it is not already a Bank, shall be reasonably acceptable to the Agent. Each Assignment hereunder shall be accomplished in accordance with the third sentence of Section 10.07(c), and to the extent of any such assignment, the Surviving Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment. To the extent that the Surviving Bank's Resulting Increased Commitment is not acquired by an Acquiring Entity, the Company shall have the right to terminate the Surviving Bank's Resulting Increased Commitment by notice given to the Agent and such Bank within 180 days after the effective date of such merger or consolidation. The termination shall be effective 15 days thereafter, provided that on the date of termination the Company shall have paid to the Surviving Bank all amounts owed by the Company to the Surviving Bank allocable to the amount of the Surviving Bank's Resulting Increased Commitment being terminated
(including principal of the Revolving Loans owed to such Surviving Bank allocable to the portion of the Resulting Increased Commitment being terminated plus interest and fees accrued on such portion). The amounts owed by the Company to the Surviving Bank under the Agreement that are allocable to the amount of the Resulting Increased Commitment being acquired or terminated pursuant to this Section 3.07, shall be the product of (a) all amounts owed by the Company to the Surviving Bank hereunder on the date of acquisition or termination (including the outstanding principal amount of the Revolving Loans owed to the Surviving Bank and interest and fees accrued thereon), and (b) a fraction having as it numerator the amount of the Resulting Increased Commitment being acquired or terminated and having as its denominator the total amount of the Surviving Bank's Commitment without giving effect to such acquisition or termination. For the purposes of this Section 3.07, "Resulting Increased Commitment" shall mean (a) the total combined Commitment of the Surviving Bank immediately following a merger or consolidation contemplated by this Section 3.07, minus (b) the amount of the largest Commitment (immediately prior to such merger or consolidation) of any Bank that was a party to such merger or consolidation, excluding the Swingline Commitment in the event the Swingline Bank is a Surviving Bank.

      3.08 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall, as part of each notice and demand for payment required under this Article III, deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount and basis of the reimbursement or compensation payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

      3.09  Survival.  The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT

      4.01 Conditions of Initial Loans. The obligation of each Bank to make its initial Loan hereunder, including the obligation of the Swingline Bank to make its initial Swingline Loan, is subject to the condition that the Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank:

            (a) Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto;

            (b) Resolutions; Incumbency. (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and (ii) a certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute and deliver each Loan Document to be executed by the Company;

            (c) Organization Documents: Good Standing. Each of the following documents: (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and (ii) a good standing certificate for the Company from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and of the State of Texas dated as of a recent date;

            (d) Legal Opinions. An opinion of Wilson B. Fargo, Senior Vice President and General Counsel of the Company, addressed to the Agent and the Banks, substantially in the form of Exhibit D-1, and an opinion of Stephanie
A. Lucie, Corporate Counsel of the Company, addressed to the Agent and the Banks, substantially in the form of Exhibit D-2;

            (e) Prior Agreement. Evidence that the commitments of the lenders under that US$300,000,000 Revolving Credit Agreement dated as of August 1, 1994 among the Company, BofA as Administrative Agent and the Banks party thereto have been duly cancelled or terminated and that all principal, interest, fees, expenses and other amounts outstanding thereunder have been paid in full;

            (f) 364-Day Credit Agreement. Evidence that all conditions to closing of the 364-Day Credit Agreement have occurred;

            (g) Officer's Certificate. A certificate signed by a Responsible Officer of the Company, dated as of the Closing Date, stating that

                  (i) the representations and warranties contained in Article V are true and correct on and as of such date, and

                  (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

            (h) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

      4.02 Conditions to All Borrowings. The obligation of each Bank to make any Loan, including the obligation of the Swingline Bank to make any Swingline Loan, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

            (a) Notice of Borrowing. The Agent shall have received a Notice of Borrowing;

            (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

            (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing.

Each Notice of Borrowing submitted by the Company hereunder, and each making of a Borrowing by the Company, shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice or request and as of each Borrowing Date, that the conditions in Section 4.02 are satisfied.


                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Agent and each Bank that:

      5.01 Corporate Existence. The Company and each of its Restricted Subsidiaries are duly incorporated or otherwise formed, validly existing and (if applicable) in good standing in each case under the laws of its jurisdiction of incorporation or formation and have all requisite power and all authority as a corporation, partnership or other form of business organization, governmental licenses, authorizations, certificates, consents and approvals required to carry on their respective businesses as now conducted in all material respects.

      5.02 Corporate Power. The execution, delivery and performance by the Company of the Loan Documents and the consummation of the transactions contemplated by such Loan Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (a) the Company's charter or bylaws or (b) any law or regulation applicable to the Company, or (c) any material ("material" for the purposes of this representation meaning creating a liability of $50,000,000 or more) agreement binding on the Company, or, to its knowledge, any other agreement binding on the Company.

      5.03 Authorization and Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Company of the Loan Documents or the consummation of the transactions contemplated by such Loan Documents.

      5.04 Enforceable Obligations. This Agreement has been duly executed and delivered by the Company. This Agreement is, and, when executed and delivered in accordance with this Agreement, each Note will be, the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and by general principles of equity.

      5.05 Financial Statements. The audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1994, and the related audited consolidated statements of income and cash flows for the fiscal year then ended (as shown on the Company's Form 10-K for the year ended December
31, 1994) and the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1995 and the related unaudited statements of income and cash flows for the fiscal quarter then ended (as shown on the Company's Form 10-Q for the quarter ended June 30, 1995), fairly present the consolidated financial condition of the Company and its Subsidiaries as of such dates and the consolidated results of operations of the Company and its Subsidiaries for such fiscal periods, all in accordance with GAAP except as otherwise expressly noted therein, subject (in the case of the unaudited balance sheet and income statement) to changes resulting from normal year-end audit adjustments.

      5.06 Litigation. Except as disclosed in the Company's Form 10-K for the year ended December 31, 1994, or the Company's Form 10-Q for the quarter ended June 30, 1995, which were delivered to the Banks prior to the date hereof, or as further disclosed by the Company to the Banks and the Agent in writing prior to the date hereof, there is no pending or, to the knowledge of the Company, threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, in which there is a reasonable likelihood of an adverse decision which could materially adversely affect the consolidated financial condition or operations of the Company and its Subsidiaries, taken as a whole. There is no pending or, to the knowledge of the Company, threatened action or proceeding affecting the Company which purports to affect the legality, validity, binding effect or enforceability of any of the Loan Documents.

      5.07 Regulation U; Use of Proceeds. Following the application of the proceeds of each Loan, not more than 25% of the value of the assets of the Company which are subject to any arrangement with the Agent or any Bank
(herein or otherwise) whereby the Company's or any Subsidiary's right or ability to sell, pledge or otherwise dispose of assets is in any way restricted will be Margin Stock. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to acquire any securities in connection with any transaction subject to Section 13 (other than an Investment Transaction) or Section 14 of the Exchange Act, unless, prior to the time such transaction becomes subject to such Section 13 or 14, the board of directors or other applicable governing body of the Person that is the issuer of such securities has adopted a resolution approving such transaction and approving a Change in Control with respect to such Person whereby the Company may acquire control of such Person. For purposes of this Section 5.07, an "Investment Transaction" means a transaction subject to Section 13(d), but not Section 16, of the Exchange Act, provided that in connection with such transaction the Company or its Subsidiary (as the case may be) has reported and at all times continues to report to the SEC that such transaction is undertaken for investment purposes only and not for any of the purposes specified in clauses 4(a) through (j), inclusive, of Schedule 13D.

      5.08 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      5.09 ERISA. The Company is in compliance with all applicable provisions of ERISA.

      5.10 Holding Company. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      5.11 Environmental Condition. Except as disclosed in the Company's Form 10-K Report for the year ended December 31, 1994 or in the Company's Form 10-Q Report for the quarter ended June 30, 1995, or as further disclosed by the Company to the Banks and the Agent in writing, the aggregate contingent and non-contingent liabilities of the Company and its Subsidiaries which are presently known to any Responsible Officer and reasonably expected to arise in connection with (a) the requirements of Environmental Protection Statutes or
(b) any obligation or liability to any Person in connection with any Environmental matters, including any release or threatened release of any Hazardous Substance or Hazardous Waste, do not exceed 10% of the Consolidated Tangible Net Worth of the Company (excluding such liabilities to the extent covered by insurance if the insurer has confirmed that such insurance covers such liabilities).

      5.12 No Material Adverse Change. Since December 31, 1994, there has been no material adverse change in the business, consolidated financial position or consolidated results of operation of the Company and its Subsidiaries.


                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, the Swingline Bank shall have any Swingline Commitment, or any Note shall remain unpaid, the Company will unless the Majority Banks waive compliance in writing:

      6.01 Compliance with Laws Etc. Comply and cause each of its Subsidiaries to comply in all material respects with all applicable laws, rules, regulations and orders, including compliance with the requirements of ERISA and Environmental Protection Statutes and the payment and discharge before delinquency of all taxes, assessments and governmental charges or levies imposed upon the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries, in each case to the extent that the failure to comply, pay or discharge would have a material adverse effect on the Company and its Subsidiaries taken as a whole; provided that neither the Company nor any Subsidiary of the Company shall be required to pay any such tax, assessment, charge or levy or comply with any requirement which is being contested in good faith and adequately reserved against to the extent required by GAAP.

      6.02  Reporting Requirements.  Furnish to the Agent and each of the
Banks:

            (a) promptly after the filing or sending thereof and in any event not later than 115 days after the end of each fiscal year, a copy of the Company's annual report which it sends to its public security holders and a copy of the Company's report on Form 10-K which the Company files with the SEC for such year together with a duly-completed Compliance Certificate;

            (b) promptly after the filing thereof, and in any event within 60 days after the end of each of the first three fiscal quarters during each fiscal year, the Company's report on Form 10-Q which the Company files with the SEC for such quarter together with a duly completed Compliance Certificate;

            (c) promptly, but in any event within five days after a Responsible Officer of the Company has obtained knowledge thereof, a notice of each Default or Event of Default, together with a statement of a Responsible Officer setting forth the details of such Default or Event of Default and the actions which the Company has taken and proposes to take with respect thereto;

            (d) promptly after the filing thereof, copies of each of the reports on Form 8-K and each Schedule 13D (and any amendment thereto), if any, which the Company files with the SEC;

            (e) no later than five Business Days after the date of promulgation thereof by such rating agency, notice of any change in the Applicable Rating by S&P or Moody's that would change the Applicable Margin or Applicable Fee Amount;

            (f) promptly upon any Responsible Officer becoming aware thereof, notice of any transaction or event that is, or is reasonably anticipated to result in, a Specified Transaction or a Change in Control as to the Company;

            (g) promptly upon such date becoming reasonably determinable by any Responsible Officer (but no later than two Business Days after the effective date of any Specified Transaction or Change in Control), notice of the effective date of any Specified Transaction or Change in Control as to the Company; and

            (h) such other information respecting the condition or operations, financial or otherwise, of the Company and its Subsidiaries as any Bank through the Agent may from time to time reasonably request.

      6.03 Use of Proceeds. Use the proceeds of the Loans for general corporate purposes, including to backstop the Company's commercial paper program.

      6.04 Maintenance of Insurance. Maintain, and cause each of its Restricted Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company and its Restricted Subsidiaries operate, provided that the Company and its Restricted Subsidiaries may self-insure to the extent and in the manner normal for companies of like size, type and financial condition. The Company may maintain its Restricted Subsidiaries' insurance on behalf of them.

      6.05 Corporate Existence Etc. Preserve and maintain, and cause each of its Restricted Subsidiaries to preserve and maintain, its corporate existence, rights and franchises; provided, however, that no Event of Default shall arise under this Section 6.05 as a result of any Specified Transaction if any prepayment required under Section 2.09(c) is timely made, or as a result of the termination of existence, rights and franchises of any Restricted Subsidiary pursuant to any merger or consolidation to which such Restricted Subsidiary is a party, and provided, further, that the Company or any Restricted Subsidiary shall not be required to preserve any right or franchise if the Company or such Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Banks.

      6.06 Visitation Rights. From time to time and so long as any visit or inspection will not unreasonably interfere with the operations of the Company and its Restricted Subsidiaries, upon reasonable notice, permit the Agent and any Bank or any agents or representatives thereof to examine the financial records and books of account of, and visit and inspect the properties of, the Company and any such Restricted Subsidiary, and to discuss the affairs, finances and accounts of the Company and any such Restricted Subsidiary with any of their respective officers or directors.


                                  ARTICLE VII

                              NEGATIVE COVENANTS

      So long as any Bank shall have any Commitment hereunder, the Swingline Bank shall have any Swingline Commitment, or any Note shall remain unpaid, the Company will not, unless the Majority Banks waive compliance in writing:

      7.01 Consolidated Tangible Net Worth. Have Consolidated Tangible Net Worth of less than $3,100,000,000.

      7.02 Leverage Ratio. Permit, as of the last day of any fiscal quarter, its ratio of (a) the aggregate outstanding principal amount of Total Senior Debt to (b) Total Capitalization to be greater than 50%.

      7.03 Liens. Fail to perform and observe any term, covenant or agreement contained in Section 3.7 of the Senior Debt Indenture (as modified for purposes hereof as set forth in the proviso to the next sentence hereof). For the purposes of this Section 7.03, Section 3.7 and the definitions of all terms defined in the Senior Debt Indenture and used in or otherwise applicable to such Section 3.7 are hereby incorporated in this Agreement by reference as if such provisions and definitions were set forth in full herein; provided, however, that solely for the purposes of this Section 7.03 the word "Securities" as used in the Senior Debt Indenture shall mean the Notes, the phrase "this Section 3.7" used therein shall mean this Section 7.03, and the word "Issuer" used therein shall mean the Company.


                                 ARTICLE VIII

                               EVENTS OF DEFAULT

      8.01 Event of Default. Any of the following shall constitute an "Event of Default":

            (a) Non-Payment. The Company fails to pay, (i) any principal on any Note when such principal is due and payable, (ii) any interest on any Note within five days after such interest becomes due and payable, or (iii) the commitment fee set forth in Section 2.12 within 15 days after such commitment fee becomes due and payable; or

            (b) Representation or Warranty. Any representation or warranty made by the Company or any Responsible Officer (including representations and warranties deemed made pursuant to Section 4.02 hereof) under or in connection with any Loan Document is incorrect in any material respect on or as of the date made or deemed made; or

            (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 6.02(c), 6.02(e), 6.02(f), 7.01, 7.02 or 7.03; or

            (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement, and such default shall continue unremedied for a period of 30 days after written notice thereof is given to the Company by the Agent at the request of any Bank; or

            (e) Cross-Default. The Company or any Restricted Subsidiary (i) fails to make any payment of principal of or premium or interest on (A) any Debt outstanding under the 364-Day Credit Agreement, or (B) any Debt (other than Debt described in clause (iv) of the definition of Debt) which is outstanding in the principal amount of at least $100,000,000 in the aggregate of the Company or such Restricted Subsidiary (as the case may be), when such payment in respect of Debt described in clause (A) or (B) becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and such failure continues after the applicable grace or notice period, if any, in effect on the date of such failure, event or condition in the agreement or instrument relating to any such Debt; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Debt (other than Debt described in clause (iv) of the definition of Debt) and such failure continues after the applicable grace or notice period in effect on the date of such failure, event or condition, if any, if the effect of such failure, event or condition is to cause any such Debt to be declared to be due and payable prior to its stated maturity; or

            (f) Insolvency; Voluntary Proceedings. The Company or any Restricted Subsidiary (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any corporate action to effectuate or authorize any of the foregoing; or

            (g) Involuntary Proceedings. Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Restricted Subsidiary, and such Involuntary Proceeding is not released, vacated or stayed within 60 days after the commencement or filing thereof; or

            (h) Judgments. Any judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Company and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

      8.02 Remedies. If any Event of Default shall occur and be continuing, the Agent shall, at the request of, or may, with the consent of, the Majority Banks, (a) by notice to the Company, declare the obligation of each Bank to make Loans, including the obligation of the Swingline Bank to make Swingline Loans, be terminated, whereupon such obligations shall be terminated; (b) by notice to the Company, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document, to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and (c) exercise on behalf of itself and the Banks all other rights and remedies available to it and the Banks under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of
Section 8.01 (in the case of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans, including the obligation of the Swingline Bank to make Swingline Loans, shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

      8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity.


                                  ARTICLE IX

                                   THE AGENT

      9.01 Appointment and Authorization. Each Bank hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

      9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      9.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

      9.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks or all of the Banks if required by Section 10.01 and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

            (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

      9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

      9.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

      9.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent-Related Persons in any way relating to or arising out of the Loan Documents or any action taken or omitted by an Agent-Related Person, provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person's gross negligence or willful misconduct. IT IS THE INTENTION OF THE BANKS THAT EACH AGENT-RELATED PERSON SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 9.07, BE INDEMNIFIED FOR ITS ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

      9.08 Agent in Individual Capacity. The Bank serving as Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though the Bank serving as Agent were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, the Bank serving as Agent or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, the Bank serving as Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include the Bank serving as Agent in its individual capacity.

      9.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' prior written notice to the Banks and the Company. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be subject to approval by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 3.01, 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder and under any other Loan Document until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as Swingline Bank hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

      9.10 Withholding Tax. (a) If any Bank is a foreign corporation, foreign partnership or foreign trust within the meaning of the Code and such Bank claims exemption from, or a reduction of, United States withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                  (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed IRS Forms 1001 and W-8 at least 30 days before the payment of any interest is due in the first calendar year and at least 30 days before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 at least 30 days before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

            The Agent shall deliver one copy of each such form to the Company. Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent (which in turn shall notify the Company) of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent (and the Company) will treat such Bank's IRS Form 1001 as no longer valid.

            (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent (which in turn shall notify the Company) of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent (and the Company) will treat such Bank's Form 4224 as no longer valid.

            (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax (without taking into account such reduction).

            (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

      9.11 Co-Agent. Any Bank identified on the facing page and signature page of this Agreement as "co-agent" shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Each Bank acknowledges that it has not relied, and will not rely, on any Bank so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                   ARTICLE X

                                 MISCELLANEOUS

      10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and acknowledged by the Agent, do any of the following:

             (a) increase or extend the Commitment of any Bank (except as provided in Section 2.06) or reinstate any Commitment terminated pursuant to
Section 8.02 or subsections (b) or (c) of Section 2.09;

             (b) postpone or delay any date fixed for any payment of principal, interest or fees due to the Banks (or any of them) hereunder or under any Loan Document;

             (c) reduce the principal of, or the rate of interest specified herein on any Revolving Loan, or any fees payable hereunder or under any other Loan Document;

             (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes which is required for the Banks or any of them to take any action hereunder; or

             (e) amend this Section or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Swingline Bank under this Agreement or any other Loan Document.

      10.02 Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by telecopier transmission, provided that any matter transmitted by telecopier shall be immediately preceded or confirmed by a telephone call to the recipient at the number specified on the applicable signature page hereof), and mailed, telecopied or delivered, to the address or telecopier number specified for notices on Schedule 10.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

             (b) All such notices, requests and communications shall be effective, if sent by overnight courier, one Business Day after delivery to the courier company; if sent by telecopier, when received in legible form by the receiving telecopier equipment; if mailed, upon the second Business Day after the date deposited into the U.S. mail; or if delivered, upon delivery; provided that (i) notices pursuant to Article II or IX shall not be effective until actually received by the Agent, and (ii) telecopied notices received by any party after its normal business hours (or on a day other than a Business
Day) shall be effective on the next Business Day.

             (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

      10.03 No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      10.04  Costs and Expenses.  The Company shall:

             (a) whether or not the transactions contemplated hereby are consummated, pay for all reasonable costs and expenses incurred by the Agent in connection with the preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby; limited, however, in the case of the preparation, execution and delivery of the Loan Documents, to the reasonable Attorney Costs of one law firm and, to the extent not duplicative, internal counsel, for the Agent as more fully provided in a letter agreement between the Company and the Agent; and

             (b) pay or reimburse the Agent and each Bank within five Business Days after demand for all costs and expenses (including reasonable Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

      10.05 Indemnity. The Company agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Agent-Related Persons, and each Bank and its respective directors, officers, employees and agents, from and against any and all claims, damages, liabilities and expenses (including, without limitation, reasonable Attorney Costs) for which any of them may become liable or which may be incurred by or asserted against the Agent-Related Persons, or such Bank or any such director, officer, employee or agent (other than by another Bank or any successor or assign of another Bank), in each case in connection with or arising out of or by reason of any investigation, litigation, or proceeding, whether or not the Agent or such Bank or any such director, officer, employee or agent is a party thereto, arising out of, related to or in connection with any Loan Document or any transaction in which any proceeds of all or any part of the Loans are applied, EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LIABILITY OR EXPENSE ARISING OUT OF THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PERSON (but excluding any such claim, damage, liability or expense to the extent attributable to the gross negligence or willful misconduct of, or violation of any law or regulation by, any such indemnified Person). The undertaking in this Section shall survive the payment of all Obligations hereunder.

      10.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata or other applicable share of any amount so recovered from or repaid by the Agent.

      10.07 Binding Effect; Assignments; Participations. (a) This Agreement shall become effective when it shall have been executed by the Company and the Agent and when the Agent shall have, as to each Bank, received a copy (including one transmitted by telecopier) of a signature page hereof executed by such Bank and thereafter shall be binding upon and inure to the benefit of and be enforceable by the Company, the Agent and each Bank and their respective successors and assignees, subject to Section 10.07(e) and except that the Company shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Banks (other than an assignment effectuated by operation of law pursuant to a Specified Transaction).

             (b) Each Bank may grant participations to one or more commercial banks or other Persons, in each case in accordance with applicable law, in or to all or any part of, the Loans owing to, or the Commitment of, such Bank and the Note held by such Bank subject to Section 10.07(e), and to the extent of any such participation (unless otherwise stated therein) the purchaser of such participation shall, to the fullest extent permitted by law, have the same rights to payment hereunder and under such Loan and Note as it would have if it were such Bank hereunder, provided that (x) the originating Bank's obligations under this Agreement, including, without limitation, its commitment to make loans to the Company hereunder, shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Company, the other Banks and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; (y) no such participant shall be entitled to receive any greater payment pursuant to Sections 3.01, 3.03 and
3.05 hereof than such Bank would have been entitled to receive with respect to the rights assigned except as a result of circumstances arising after the date of such participation to the extent that such circumstances affect other Banks and participants generally; and (z) no Bank shall grant a participation that conveys to the participant the right to vote or consent under this Agreement, other than the right to vote upon or consent to (i) any increase in the amount of such Bank's Commitment; (ii) any reduction of the principal amount of, or interest to be paid on, such Bank's Loan or Note; (iii) any reduction of the commitment fee; or (iv) any postponement of the due date in respect of any amounts owed to such Bank under any Loan Document.

             (c) In accordance with applicable law, any Bank may assign a portion, in an amount of at least $10,000,000 of its Commitment, together with a ratable portion of its Loans and other rights and obligations hereunder to an Eligible Assignee, with the prior written consents of the Agent and (unless there has occurred and is continuing an Event of Default) the Company, which consents shall not be unreasonably withheld, subject to Section 10.07(e); provided, however, that neither the Company's nor the Agent's consent shall be required for, and the minimum amount for assignment shall not apply to, any assignment to an Eligible Assignee which already is a Bank party to this Agreement. In connection with the assignment by the Swingline Bank of all of its Commitment and Loans hereunder, the Swingline Commitment and Swingline Loans shall be included as part of the assignment transaction. Each such Eligible Assignee to which an assignment has been made pursuant to this
Section 10.07(c) which is not already a Bank shall become a party to this Agreement as a Bank by executing and delivering to the Agent an amendment to this Agreement or a supplemental agreement with the assigning Bank, which amendment or supplemental agreement shall be in form and substance reasonably satisfactory to the Agent and shall (among other matters) specify the CD Lending Office, Domestic Lending Office and Eurodollar Lending Office of such Eligible Assignee, provided that, in the case of each such assignment, (i) at such time the signature pages to this Agreement shall be deemed to be modified to reflect the Commitments of such assignee Bank and of the existing Banks,
(ii) the Company shall issue new Notes to such assignee Bank and to the assigning Bank to reflect the revised Commitments and (iii) the Agent shall receive at the time of such assignment, from the assigning or assignee Bank, a non-refundable assignment fee of $2,500. To the extent of any assignment pursuant to this Section 10.07(c), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment.

             (d) In addition to the assignments and participations permitted under Section 10.07(b) and (c), any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under this Agreement and the Notes held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

             (e) Unless an Event of Default has occurred and is continuing, no assignments or participations shall result in a Bank (together with its Affiliates) holding Commitments, or participations therein, in excess of $100,000,000 without the prior written consent of the Company.

      10.08 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, to the fullest extent permitted by applicable law each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

      10.09 Interest. (a) It is the intention of the parties hereto that the Agent and each Bank shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions with the Agent or any Bank contemplated hereby would be usurious under applicable law, if any, then, in that event, notwithstanding anything to the contrary in this Agreement, the Notes or any other agreement entered into in connection with this Agreement or the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by the Agent or such Bank, as the case may be, under this Agreement, the Notes or under any other agreement entered into in connection with this Agreement or the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be cancelled automatically and, if theretofore paid, shall be refunded by the Agent or such Bank, as the case may be, to the Company, and (ii) in the event that the maturity of any Loan or other obligation payable to the Agent or such Bank, as the case may be, is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent or such Bank, as the case may be, may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to the Agent or such Bank, as the case may be, provided for in this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Agent or such Bank, as the case may be, be credited by the Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent or such Bank, as the case may be, by the Company or refunded by the Agent or such Bank, as the case may be, to the Company. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to any Bank for the purposes of determining the Highest Lawful Rate, such Bank hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to such Bank's right to subsequently change such rate ceiling in accordance with applicable law. Tex. Rev. Civ. Stat. Ann. art. 5069, ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to this Agreement or the Notes.

             (b) In the event that at any time the interest rate applicable to any Loan made by any Bank would exceed the Highest Lawful Rate, the rate of interest to accrue on the Loans by such Bank shall be limited to the Highest Lawful Rate, but shall accrue, to the extent permitted by law, on the principal amount of the Loans made by such Bank from time to time outstanding, if any, at the Highest Lawful Rate allowed by applicable law until the total amount of interest accrued on the Loans made by such Bank equals the amount of interest which would have accrued if the interest rates applicable to the Loans pursuant to Article II had at all times been in effect. In the event that upon the final payment of the Loans made by any Bank and termination of the Commitment of such Bank, the total amount of interest paid to such Bank hereunder is less than the total amount of interest which would have accrued if the interest rates applicable to such Loans pursuant to Article II had at all times been in effect, then the Company agrees to pay to such Bank, to the extent permitted by law, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have accrued on such Loans if the Highest Lawful Rate had at all times been in-effect or (ii) the amount of interest which would have accrued if the interest rates applicable to such Loans pursuant to Article II had at all times been in effect over (b) the amount of interest otherwise accrued on such Loans in accordance with this Agreement.

      10.10 Confidentiality. (a) Each Bank and the Agent acknowledge that certain confidential and proprietary information of the Company (the "Information") is a valuable, special, and a unique asset of the Company.
Each Bank and the Agent agree that they will use the care specified below to keep all Information in confidence, and will not use any Information except as provided in this Section, or disclose any portion of the Information to any third party without the prior written consent of the Company except as provided in this Section. Each Bank and the Agent covenant to use the care specified below to not disclose such Information on behalf of itself, its officers, directors, agents, employees, and affiliates. Each Bank and the Agent shall use the same degree of care to protect the confidentiality of all Information as such Bank or the Agent, as the case may be, uses to protect its own confidential and proprietary information (which it does not wish to have published or disseminated).

             (b) Information provided by the Company to any Bank or the Agent, which the Company in good faith regards as Information hereunder shall be clearly marked by the Company as "Confidential," "Proprietary," or bear any other appropriate notice indicating the sensitive nature of the Information. Any tangible Information not easily markable shall be transmitted by the Company to such Bank or the Agent under cover of written letter which clearly identifies the Information and designates it as confidential "Information". All information conveyed to such Bank or the Agent orally relating to plans, forecasts, products or other non-public information shall be deemed confidential "Information".

             (c) If any Bank or the Agent is confronted with legal action to disclose Information received under this Agreement or otherwise makes disclosures of confidential information under clauses (ii), (iii) or (iv) of
Section 10.10(e) (other than any disclosure to a regulatory authority pursuant to an examination of the books, records or affairs of such Bank or Agent), such Bank or the Agent, as the case may be, shall (to the extent permitted by applicable law) promptly notify the Company.

             (d) All Information disclosed or furnished under this Agreement shall remain the property of the Company. At the Company's request, the Information in tangible form shall be promptly returned or destroyed, together with all copies thereof unless such return or destruction is contrary to law, regulation, legal process, administrative order, or administrative request having, or deemed to have, the force of law. Upon request, the appropriate Bank or the Agent, as the case may be, shall provide written certification of the destruction.

             (e) Notwithstanding the foregoing, each Bank and the Agent may disclose Information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the FRB, or the FDIC or similar organizations (whether in the United States or elsewhere), (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Bank, (v) to any regulatory authority pursuant to an examination of the books, records or affairs of any Bank or the Agent, (vi) to the prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank, provided, that such prospective transferee executes an agreement with the Company or the transferor containing provisions substantially identical to those contained in this Section, (vii) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party, (viii) to such Bank's independent auditors and other professional advisors, (ix) to the extent reasonably necessary to disclose in connection with the exercise of any remedy hereunder and under the Notes, or
(x) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company is party or is deemed party with such Bank.

      10.11 Preservation of Certain Matters. Notwithstanding any other term or provision hereof to the contrary, any entity ceasing to be a "Bank" for purposes of this Agreement, by virtue of any matter or event contemplated by
Section 2.07, 2.08, 3.06 or 10.07 shall retain any and all rights arising under Section 10.05, and shall continue to remain responsible to the Agent for all liabilities under Section 9.07 and Section 9.10 relating to matters occurring prior to the termination of such entity as a "Bank."

      10.12 Notification of Addresses, Lending Offices Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

      10.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same agreement.

      10.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      10.15 Governing Law; Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

             (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

      10.16 WAIVER OF JURY TRIAL. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      10.17 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]



      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    COMPAQ COMPUTER CORPORATION


                                    By:__________________________________

                                    Title:_______________________________


                                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION, as Administrative Agent


                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $71,619,047.65         BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION, as Swingline Bank and as a
                                    Bank


                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $53,333,333.33         NATIONSBANK TEXAS, N.A., as Co-Agent and
                                    as a Bank


                                    By:__________________________________

                                    Title:_______________________________



Commitment:  $53,333,333.33         CITIBANK, N.A., as Co-Agent and as a Bank


                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $36,571,428.57         ABN AMRO BANK N.V.


                                    By:__________________________________

                                    Title:_______________________________


                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $36,571,428.57         BANQUE NATIONALE DE PARIS,
                                    HOUSTON AGENCY


                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $20,000,000.00         THE BANK OF TOKYO TRUST COMPANY


                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $36,571,428.57         BANKERS TRUST COMPANY


                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $20,000,000.00         BARCLAYS BANK PLC


                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $20,000,000.00         THE CHASE MANHATTAN BANK, N.A.


                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $36,571,428.57         CHEMICAL BANK


                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $36,571,428.57         COMMERZBANK AG, ATLANTA AGENCY



                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $36,571,428.57         DEUTSCHE BANK AG
                                    NEW YORK AND/OR CAYMAN ISLANDS BRANCHES


                                    By:__________________________________

                                    Title:_______________________________


                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $36,571,428.57         DRESDNER BANK AG


                                    By:__________________________________

                                    Title:_______________________________


                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $36,571,428.57         FIRST INTERSTATE BANK OF TEXAS, N.A.



                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $20,000,000.00         FIRST NATIONAL BANK OF BOSTON


                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $36,571,428.57         THE FIRST NATIONAL BANK OF CHICAGO


                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $36,571,428.57         THE FUJI BANK, LIMITED, HOUSTON AGENCY


                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $20,000,000.00         THE LONG-TERM CREDIT BANK OF JAPAN, LTD.,
                                    NEW YORK BRANCH



                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $20,000,000.00         THE MITSUBISHI TRUST AND BANKING
                                    CORPORATION



                                    By:__________________________________

                                    Title:_______________________________





Commitment:  $20,000,000.00         MORGAN GUARANTY TRUST COMPANY OF NEW YORK



                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $20,000,000.00         NATIONAL AUSTRALIA BANK LIMITED



                                    By:__________________________________

                                    Title:_______________________________




Commitment:  $20,000,000.00         NATIONAL WESTMINSTER BANK PLC,
                                    NEW YORK BRANCH


                                    By:__________________________________

                                    Title:_______________________________



                                    NATIONAL WESTMINSTER BANK PLC,
                                    NASSAU BRANCH


                                    By:__________________________________

                                    Title:_______________________________

                                    By:__________________________________

                                    Title:_______________________________


Commitment:  $20,000,000.00         THE NORTHERN TRUST COMPANY



                                    By:__________________________________

                                    Title:_______________________________


Commitment:  $36,571,428.57         PNC BANK, N.A.



                                    By:__________________________________

                                    Title:_______________________________


Commitment:  $36,571,428.57         ROYAL BANK OF CANADA


                                    By:__________________________________

                                    Title:_______________________________


Commitment:  $36,571,428.57         THE SANWA BANK LIMITED,
                                     DALLAS AGENCY


                                    By:__________________________________

                                    Title:_______________________________


Commitment:  $36,571,428.57         SHAWMUT BANK, N.A.


                                    By:__________________________________

                                    Title:_______________________________



Commitment:  $36,571,428.57         SOCIETE GENERALE, SOUTHWEST AGENCY


                                    By:__________________________________

                                    Title:_______________________________



Commitment:  $36,571,428.57         THE SUMITOMO BANK, LIMITED, HOUSTON AGENCY



                                    By:__________________________________

                                    Title:_______________________________



Commitment:  $36,571,428.57         TORONTO DOMINION (TEXAS), INC.


                                    By:__________________________________

                                    Title:_______________________________




                                                                     EXHIBIT A



                              NOTICE OF BORROWING



Bank of America National Trust and
Savings Association, as Administrative Agent
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attn:  Compaq SAO


                                                                        [Date]


Ladies and Gentlemen:

      This Notice of Borrowing is delivered pursuant to Section [2.03] [2.05] of the $1,000,000,000 Revolving Credit Agreement, dated as of October 31, 1995 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Compaq Computer Corporation, a Delaware corporation (the "Company"), certain Banks parties thereto and Bank of America National Trust and Savings Association, as administrative agent for such Banks. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

      The Company hereby irrevocably requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section [2.03(a)] [2.05(a)] of the Credit Agreement:

           (i)   The Borrowing Date of the Proposed Borrowing is
      ________________, 199___.

                 (*)[(ii)The type of Revolving Loans comprising the Proposed Borrowing is [Base Rate Revolving Loans] [Adjusted CD Rate Revolving Loans] [LIBOR Revolving Loans].]

                 (**)[(ii)The type of Swingline Loan comprising the Proposed Borrowing is a [Base Rate Swingline Loan] [Adjusted CD Rate Swingline Loan] [LIBO Rate Swingline Loan].]

           (iii) The [aggregate] amount of the Proposed Borrowing is
      $___________.

           (iv) The duration of the Interest Period for each CD Loan or Offshore Loan made as part of the Proposed Borrowing is _______ (days) (months).

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

           (A) the representations and warranties contained in Article V of the Credit Agreement are true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date); and

           (B) no Default or Event of Default exists or shall result from such Proposed Borrowing.

                                    Very truly yours,

                                    COMPAQ COMPUTER CORPORATION


                                    By:__________________________________

                                    Name:________________________________

                                    Title:_______________________________




                                                                     EXHIBIT B


                        CONVERSION/CONTINUATION NOTICE

(*)To be included for a Proposed Borrowing comprised of Revolving Loans. (**)To be included for a Proposed Borrowing comprised of a Swingline Loan.

Bank of America National Trust and
Savings Association, as Administrative Agent
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attn:  Compaq SAO

                                                                        [Date]


Ladies and Gentlemen:

      This Conversion/Continuation Notice is delivered pursuant to Section
2.04 of the $1,000,000,000 Revolving Credit Agreement, dated as of October 31, 1995 (together with all amendments, if any, from time to time made thereto, the "Credit Agreement"), among Compaq Computer Corporation, a Delaware corporation (the "Company"), certain Banks parties thereto and Bank of America National Trust and Savings Association, as administrative agent for such Banks. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

      The Company hereby requests that on _________ ____, 199__,

           (1) $__________ of the presently outstanding principal amount of the Revolving Loans originally made on ___________, 199__ [and $______________ of the presently outstanding principal amount of the Revolving Loans originally made on __________________, 199__],

                 (2) all presently being maintained as (*)[Adjusted CD Rate Revolving Loans] [Base Rate Revolving Loans] [LIBOR Revolving Loans],

           (3)   be [converted into] [continued as],

                 (4) (*)[Adjusted CD Rate Revolving Loans having as Interest Period of ___ days] [LIBOR Revolving Loans having an Interest Period of ___ months] [Base Rate Revolving Loans].

      The Company has caused this Conversion/Continuation Notice to be executed and delivered this _____ day of _____________, 199__.


                                    COMPAQ COMPUTER CORPORATION


                                    By:__________________________________

                                    Name:________________________________

                                    Title:_______________________________




                                                                     EXHIBIT C


                            COMPLIANCE CERTIFICATE



     This Compliance Certificate is delivered pursuant to Section 6.02 of the $1,000,000,000 Revolving Credit Agreement dated as of October 31, 1995 (*)Select appropriate interest rate option.
(*)Unless otherwise agreed, a Revolving Loan cannot be converted into or continued as an Adjusted CD Rate Revolving Loan or a LIBOR Revolving Loan with an Interest Period exceeding one month (in the case of a LIBOR Revolving Loan) or 30 days (in the case of an Adjusted CD Rate Revolving
      Loan) during the existence of a Default or Event of Default.
(together with all amendments, if any, from time to time made thereto, the "Credit Agreement") among Compaq Computer Corporation, a Delaware corporation (the "Company"), certain Banks parties thereto and Bank of America National Trust and Savings Association, as administrative agent for such Banks. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The undersigned certifies, represents and warrants as follows:

            (a) The Consolidated Tangible Net Worth of the Company as of ___________, 19__ was $________________.

                   [Insert calculation in reasonable detail]

            (b)   The Leverage Ratio of the Company is ______________________.

                   [Insert calculation in reasonable detail]

            (c) There exists on the date of this Compliance Certificate no Default or Event of Default under the Credit Agreement.

     EXECUTED AND DELIVERED this ____ day of ______________, 199__.


                                    COMPAQ COMPUTER CORPORATION


                                    By:__________________________________

                                    Name:________________________________

                                    Title:_______________________________


                                                                   EXHIBIT D-1





                                    October 31, 1995



To each of the Banks parties to the
$1,000,000,000 Revolving Credit Agreement dated as of October 31, 1995 among Compaq Computer Corporation, said Banks and Bank of America National Trust and Savings
Association, as Administrative Agent for such Banks, and to such Administrative Agent

     Re:    Compaq Computer Corporation Revolving Credit Agreement

Ladies and Gentlemen:

     As Senior Vice President, General Counsel and Secretary of Compaq Computer Corporation, a Delaware corporation (the "Company"), I am familiar with the $1,000,000,000 Revolving Credit Agreement dated as of October 31, 1995 (the "Credit Agreement") among the Company, the Banks listed on the signature pages thereof and Bank of America National Trust and Savings Association, as administrative agent for such Banks (the "Agent"). In such capacity, I am also familiar with the Certificate of Incorporation and Bylaws of the Company and the corporate records of the Company. This opinion is being furnished to you pursuant to Section 4.01(d) of the Credit Agreement. Terms used herein but not defined herein shall have the same meaning ascribed to such terms in the Credit Agreement.

     Before rendering this opinion, I (or other attorneys with the Company's legal department acting under my direction) have examined the Credit Agreement and the Loan Documents, and have examined and relied upon originals or photostatic or certified copies of such corporate records, certificates of officers of the Company and of public officials, and such agreements, documents and instruments, and have made such investigations of law, as I or such other attorneys have deemed relevant and necessary as the basis for the opinion hereinafter expressed. In such examination, I or such other attorneys assumed the genuineness of all signatures (other than signatures of officers of the Company on the Loan Documents), the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photostatic or certified copies.

     On the basis of the foregoing, I am of the opinion that:

            1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except to the extent failure to obtain such licenses, authorizations, consents or approvals would not materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Subsidiaries taken as a whole.

            2. The execution, delivery and performance by the Company of the Loan Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action on the part of the Company, and do not contravene, or constitute a default under, (a) the Certificate of Incorporation or Bylaws of the Company, (b) any contractual restriction contained in any material (meaning for the purposes of this opinion those creating a monetary liability of $50,000,000 or more) indenture, loan or credit agreement, receivables sale or financing agreement, lease financing agreement, capital lease, mortgage, security agreement, bond or note, or any guaranty of any of such obligations to which the Company is a party, or, to my knowledge, any other agreement or instrument to which the Company is a party, or (c) any judgment, injunction, order or decree known to me to be binding upon the Company. The execution, delivery and performance by the Company of the Loan Documents will not result in the creation or imposition of any lien, security interest or other charge or encumbrance on any asset of the Company. The Credit Agreement and the Notes have been duly executed and delivered by the Company.

            3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required to be made or obtained by the Company for the execution, delivery and performance by the Company of the Loan Documents.

            4. None of the execution, delivery or performance by the Company of the Loan Documents contravenes any provision of law or regulation (including, without limitation, Regulation X issued by the FRB) applicable to the Company or of Regulation U issued by the FRB.

            5. The Loan Documents constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

            6. Except as disclosed in the Company's Form 10-K for the year ended December 31, 1994, or the Company's Form 10-Q for the quarter ended June 30, 1995, there is no action, suit or proceeding pending or, to my knowledge, threatened against the Company or any of its Subsidiaries before any court or arbitrator or any governmental agency, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the consolidated financial condition or operations of the Company and its Subsidiaries taken as a whole or which in any manner draws into question the validity of the Credit Agreement or any other
     Loan Document.

            7. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            8. Neither the Company nor any Subsidiary is a "holding company", a "subsidiary company" of a "holding company", an "affiliate" of a "holding company" or an "affiliate" of a "subsidiary company" of a "holding company", in each case as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.


            The opinions set forth above are subject to the following qualifications:

            (a) In rendering the opinions expressed in paragraph 2 above, neither I nor any other attorney acting under my direction have made any examination of any accounting or financial matters related to financial covenants contained in certain documents to which the Company may be subject, and I express no opinion with respect thereto.

            (b) The opinion in paragraph 5 above is subject, as to enforceability, to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also to the possible unavailability of specific performance or injunctive relief. Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial or might decline to order the Company to perform covenants.

            (c) I express no opinion with respect to the following provisions to the extent that the same are contained in the Loan
     Documents: (i) provisions releasing, exculpating or exempting a party from, or requiring the indemnification of a party for, liability for its own action or inaction, to the extent that the same are inconsistent with public policy, and (ii) provisions purporting to waive rights to notice, legal defenses, or other benefits that cannot be waived under applicable law.

            (d) This opinion is limited in all respects to the laws of the State of Texas and the General Corporation Law of the State of Delaware and Federal law.

            (e) In rendering the opinion expressed in paragraph 6 above, I (or the other attorneys acting under my direction) have only reviewed the files and records of the Company and its Subsidiaries, and we have consulted with such senior officers of the Company and its Subsidiaries as we have deemed necessary.

     This opinion is solely for the benefit of the Banks, the Agent, their respective successors, assigns and participants and may not be relied upon in connection with any other transaction or by any other person.

                                    Very truly yours,



                                    Wilson B. Fargo
                                    Senior Vice President,
                                    General Counsel and Secretary


                                                                   EXHIBIT D-2





                                    October 31, 1995



To each of the Banks parties to the
$1,000,000,000 Revolving Credit Agreement dated as of October 31, 1995 among Compaq Computer Corporation, said Banks and Bank of America National Trust and Savings
Association, as Administrative Agent
for such Banks, and Nationsbank of Texas, National Association and Citibank, N.A., as Co-Agents for such Banks, and to such Agents

     Re:    Compaq Computer Corporation Revolving Credit Agreement

Ladies and Gentlemen:

            This opinion is furnished to you pursuant to Section 4.01(d) of the $1,000,000,000 Revolving Credit Agreement, dated as of October 31, 1995 (the "Credit Agreement"), among Compaq Computer Corporation (the "Company"), the Banks parties thereto, Bank of America National Trust and Savings Association, as Administrative Agent for such Banks, and Nationsbank of Texas, National Association and Citibank, N.A., as Co-Agents for such Banks. Except as otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

            I have acted as counsel for the Company in connection with the preparation, execution, delivery and effectiveness of the Credit Agreement and the other Loan Documents.

            In that connection, I have examined:

            (1)   The Credit Agreement;

            (2) The Notes and other documents furnished by the Company pursuant to the conditions precedent set forth in Section
                  4.01 of the Credit Agreement; and

            (3) Such other materials as I have deemed necessary to render the opinions provided herein.


            In rendering the opinion herein set forth, I have assumed (i) the due authorization, execution and delivery of each document referred to in clauses (1) and (2) of the third paragraph of this opinion by all parties to such documents other than the Company and that each such document is valid, binding and enforceable (subject to limitations on enforceability of the types referred to in paragraphs (a) and (b) below) against the parties thereto other than the Company, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to me as originals and (v) the conformity to original documents of all documents submitted to me as copies. In addition, I have (i) investigated such questions of law and (ii) relied as to factual matters on such certificates from officers and representatives of the Company and from public officials, as I have deemed necessary or appropriate for the purposes of this opinion.

            Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the opinion that the Credit Agreement and the Notes constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

     The opinion set forth above is subject to the following qualifications:

            (a) My opinion is subject, as to enforceability, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

            (b) My opinion is subject, as to enforceability, to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also to the possible unavailability of specific performance or injunctive relief. Such principles of equity are of general application, and in applying such principles a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial or might decline to order the Company to perform covenants.

            (c) I express no opinion with respect to the enforceability under Texas law of the provisions of the Credit Agreement and the Notes stating that such documents shall be governed by, and construed in accordance with, the laws of the state of New York.

            (d) I express no opinion with respect to the following provisions to the extent that the same are contained in the Credit Agreement or the Notes: (i) provisions releasing, exculpating or exempting a party from, or requiring the indemnification of a party for, liability for its own action or inaction, to the extent that the same are inconsistent with public policy, and (ii) provisions purporting to waive rights to notice, legal defenses, or other benefits that cannot be waived under applicable law.

            In rendering the opinions expressed herein, I have relied upon the opinions stated in paragraphs 1, 2 (so far as such paragraph 2 relates to the corporate powers of, and due authorization of the Loan Documents by, the Company), 4 and 5 of the opinion, dated today, of the General Counsel of the Company which is being delivered to you pursuant to Section 4.01(d) of the Credit Agreement.

            I express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Bank may be located or where any enforcement of the Loan Documents may be sought which limits the rates of interest legally chargeable or collectible.

            This opinion is limited to the laws of the State of New York.

            The opinion herein has been furnished at your request and is solely for your benefit and the benefit of your respective successors, assigns and participants in connection with the subject transaction and may not be relied upon by any other person or by you or any other person in any other context without the prior written consent of the undersigned.

                                          Very truly yours,



                                          Stephanie A. Lucie
                                          Corporate Counsel
                                          Securities Compliance


                                                                     EXHIBIT E



                                PROMISSORY NOTE

U.S. $                                                Dated:  October 31, 1995

     FOR VALUE RECEIVED, the undersigned, Compaq Computer Corporation, a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to the order of
                                                                         (the
"Bank") for the account of its applicable Lending Office (as defined in the Credit Agreement referred to below) on the Revolving Termination Date (as defined in the Credit Agreement) the principal sum of
     U.S. dollars (U.S. $__________) or, if less, the aggregate unpaid principal amount of the [Revolving] Loans (as defined in the $1,000,000,000 Revolving Credit Agreement dated as of October 31, 1995 among the Company, the Bank, certain other lenders parties thereto and Bank of America National Trust and Savings Association, as Administrative Agent for the Bank and such other lenders; such Revolving Credit Agreement, as amended from time to time being herein referred to as the "Credit Agreement") owing to the Bank outstanding on the Revolving Termination Date (as defined in the Credit Agreement) [, together with the principal amount of any outstanding Swingline Loans (as defined in the Credit Agreement) made by the Bank as Swingline Bank (as defined in the Credit Agreement)].

     The Company promises to pay interest on the unpaid principal amount of each Loan owing to the Bank from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Bank of America National Trust and Savings Association, as Administrative Agent, at the Agent's Payment Office (as defined in the Credit Agreement), in immediately available funds. Each Loan owed to the Bank by the Company pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Credit Agreement.

     This Promissory Note is one of the Notes referred to in, and is subject to and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of [Revolving] Loans by the Bank to the Company from time to time in an aggregate amount not to exceed the U.S. dollar amount first above mentioned [and the making of Swingline Loans by the Bank as Swingline Bank to the Company from time to time in an aggregate amount not to exceed the Swingline Commitment (as such terms are defined in the Credit Agreement)], the indebtedness of the Company resulting from each Loan owing to the Bank being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.


     This Promissory Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                          COMPAQ COMPUTER CORPORATION



                                    By:__________________________________

                                    Name:________________________________

                                    Title:_______________________________









                        LOANS AND PAYMENTS OF PRINCIPAL



                                                  Amount of
          Amount                  Principal        Unpaid
            of       Type of       Paid or        Principal       Notation
Date       Loan        Loan        Prepaid         Balance         Made By
----      ------     -------      ---------       ---------       ---------






                                SCHEDULE 10.02

                 NOTICE ADDRESSES, PAYMENT AND LENDING OFFICES



                                             Addresses for Notices               Address for Payments
___________________________________________________________________________________________________________


BANK OF AMERICA NATIONAL TRUST            Bank of America N.T. & S.A.            Bank of America N.T. & S.A.
AND SAVINGS ASSOCIATION,                  1455 Market Street, 12th Floor         (ABA 121-000-358)
as Administrative Agent                   San Francisco, CA  94103               Attn:  Agency Management
                                          Attn:  Agency Management Services              Services #5596
                                                     #5596                       1850 Gateway Boulevard
                                                 Wendy Young                     Concord, CA  94520
                                          Telephone:  (415) 436-3420             For credit to account:
                                          Facsimile:  (415) 436-2700             No. 12335 14314
                                                                                 Ref:  Compaq Computer Corporation
                                          With a copy to:

                                          Bank of America N.T. & S.A.
                                          555 California Street
                                            41st Floor
                                          San Francisco, CA  94104
                                          Attn:  Corporate Banking
                                                 High Technology
                                                 Kevin McMahon
                                          Telephone:  (415) 622-8088
                                          Facsimile:  (415) 622-2514





                                                  Domestic/CD/LIBOR Lending
Bank                             Commitment       Offices                             Addresses for Notices
----                             -----------      ---------------------------         ----------------------------

BANK OF AMERICA                 $71,619,047.65    Bank of America N.T. & S.A.          Bank of America N.T. & S.A.
NATIONAL TRUST AND                                1850 Gateway Boulevard               555 California Street
SAVINGS ASSOCIATION,                              Concord, CA  94520                     41st Floor
as Swingline Bank and                                                                  San Francisco, CA  94104
as a Bank                                                                              Attn: Corporate Banking
                                                                                             High Technology
                                                                                             Kevin McMahon
                                                                                       Telephone:  (415) 622-8088
                                                                                       Facsimile:  (415) 622-4585/2514

ABN AMRO BANK N.V.              $36,571,428.57    ABN AMRO Bank N.V.                   Credit Matters:
  Houston Agency                                    Houston Agency
                                                  Three Riverway, Suite 1600           ABN AMRO Bank N.V.
                                                  Houston, TX  77056                     Houston Agency
                                                  Attn:  Michael N. Oaks               Three Riverway, Suite 1600
                                                  Telephone:  (713) 964-3356           Houston, TX  77056
                                                  Facsimile:  (713) 629-7533           Attn:  Michael N. Oaks
                                                                                       Telephone:  (713) 964-3356
                                                                                       Facsimile:  (713) 629-7533

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       ABN AMRO BANK N.V.
                                                                                         Houston Agency
                                                                                       Three Riverway, Suite 1600
                                                                                       Houston, TX  77056
                                                                                       Attn:  Patricia Baker
                                                                                       Telephone:  (713) 964-3331
                                                                                       Facsimile:  (713) 629-7533

THE BANK OF TOKYO               $20,000,000.00    The Bank of Tokyo Trust              Credit Matters:
TRUST COMPANY                                       Company                            ----------------------------------
                                                  1251 Avenue of the Americas          The Bank of Tokyo Trust Company
                                                  12th Floor                           1251 Avenue of the Americas
                                                  New York, NY  10116-3138             12th Floor
                                                  Attn:  Rolando Uy                    New York, NY  10116-3138
                                                  Telephone:  (212) 766-5461           Attn:  Elizabeth Tocchini
                                                  Facsimile:  (212) 732-1678                  Assistant Vice President
                                                                                       Telephone:  (212) 782-4319
                                                                                       Facsimile:  (212) 782-6445

THE BANK OF TOKYO                                                                      Operations/Administration:
TRUST COMPANY                                                                          ----------------------------------
(Continued)                                                                            The Bank of Tokyo Trust Company
                                                                                       1251 Avenue of the Americas
                                                                                       New York, NY  10116-3138
                                                                                       Attn:  Rolando Uy
                                                                                       Telephone:  (212) 766-5461
                                                                                       Facsimile:  (212) 732-1678

BANKERS TRUST COMPANY           $36,571,428.57    Bankers Trust Company                Credit Matters:
                                                  130 Liberty Street                   ----------------------------------
                                                  New York, NY  10006                  Bankers Trust Company
                                                  Attn:  Katherine A. Judge            130 Liberty Street
                                                         Vice President                New York, NY  10006
                                                  Telephone:  (212) 250-4969           Attn:  Katherine A. Judge
                                                  Facsimile:  (212) 250-7478                  Vice President
                                                                                       Telephone:  (212) 250-4969
                                                                                       Facsimile:  (212) 250-7478

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       Bankers Trust Company
                                                                                       130 Liberty Street
                                                                                       New York, NY  10006
                                                                                       Attn:  Robert Telesca
                                                                                              Assistant Vice President
                                                                                       Telephone:  (212) 250-7342
                                                                                       Facsimile:  (212) 250-7351

BANQUE NATIONALE                $36,571,428.57    Banque Nationale de Paris            Credit Matters:
DE PARIS                                            Houston Agency                     ----------------------------------
  Houston Agency                                  333 Clay Street                      Banque Nationale de Paris
                                                  Suite 3400                           Houston Agency
                                                  Houston, TX  77002                   333 Clay Street
                                                  Attn:  John L. Stacy                 Suite 3400
                                                  Telephone:  (713) 951-1222           Houston, TX  77002
                                                  Facsimile:  (713) 659-1414           Attn:  John L. Stacy
                                                                                       Telephone:  (713) 951-1222
                                                                                       Facsimile:  (713) 659-1414

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       Banque Nationale de Paris
                                                                                         Houston Agency
                                                                                       333 Clay Street
                                                                                       Suite 3400
                                                                                       Houston, TX  77002
                                                                                       Attn:  Donna Rose
                                                                                       Telephone:  (713) 951-1240
                                                                                       Facsimile:  (713) 659-1414

BARCLAYS BANK PLC               $20,000,000.00    Barclays Bank Plc                    Barclays Bank Plc
                                                  222 Broadway, 11th Floor             222 Broadway, 11th Floor
                                                  New York, NY  10038                  New York, NY  10038
                                                  Attn:  Clarke Moody                  Attn:  Clarke Moody
                                                  Telephone:  (212) 412-2584           Telephone:  (212) 412-2584
                                                  Facsimile:  (212) 412-7580           Facsimile:  (212) 412-7580


THE CHASE MANHATTAN             $20,000,000.00    The Chase Manhattan Bank N.A.        The Chase Manhattan Bank N.A.
BANK N.A.                                         One Chase Manhattan Plaza            One Chase Manhattan Plaza
                                                  5th Floor                            5th Floor
                                                  New York, NY  10081                  New York, NY  10081
                                                  Attn:  Nina Smith                    Attn: Nina Smith
                                                         Vice President                      Vice President
                                                  Telephone:  (212) 552-1043           Telephone:  (212) 552-1043
                                                  Facsimile:  (212) 552-5189           Facsimile:  (212) 552-5189

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       The Chase Manhattan Bank N.A.
                                                                                       Two Chase Plaza
                                                                                       5th Floor
                                                                                       New York, NY 10081
                                                                                       Attn: Elaine Augustine
                                                                                             Asst. Treasurer
                                                                                       Telephone:  (212) 552-6549
                                                                                       Facsimile:  (212) 552-1368

CHEMICAL BANK                   $36,571,428.57    Chemical Bank                        Chemical Bank
                                                  270 Park Avenue                      Media & Telecommunications Group
                                                  New York, NY  10017                  Ninth Floor
                                                  Attn:  John J. Huber                 270 Park Avenue
                                                  Telephone:  (212) 270-1402           New York, NY  10017
                                                  Facsimile:  (212) 270-2625           Attn:  John J. Huber
                                                                                              Managing Director
                                                                                       Telephone:  (212) 270-1402
                                                                                       Facsimile:  (212) 270-2625

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       Chemical Bank
                                                                                       140 East 45th Street
                                                                                       29th Floor
                                                                                       New York, NY  10017
                                                                                       Attn: Gloria Cupid
                                                                                             Account Manager
                                                                                       Telephone:  (212) 622-1439
                                                                                       Facsimile:  (212) 622-0136

CITIBANK, N.A., as              $53,333,333.33    Citibank, N.A.                       Credit Matters:
Co-Agent and as a Bank                            399 Park Avenue                      ----------------------------------
                                                  4th Floor, Zone 17                   Citibank, N.A.
                                                  New York, NY  10043                  399 Park Avenue
                                                  Attn:  James M. Walsh                4th Floor, Zone 17
                                                  Telephone:  (212) 559-7538           New York, NY  10043
                                                  Facsimile:  (212) 593-0054           Attn:  James M. Walsh
                                                                                              Vice President
                                                                                       Telephone:  (212) 559-7538
                                                                                       Facsimile:  (212) 593-0054

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       Citibank, N.A.
                                                                                       One Court Square
                                                                                       Long Island City, NY  11120
                                                                                       Attn:  Sophie Tetenes
                                                                                       Telephone:  (718) 248-7179
                                                                                       Facsimile:  (718) 248-4844

COMMERZBANK AG                  $36,571,428.57    Commerzbank AG                       Credit Matters:
  Atlanta Agency                                    Atlanta Agency                     ----------------------------------
                                                  2 World Financial Center             Commerzbank AG
                                                  New York, NY  10281                    Atlanta Agency
                                                  Attn:  Chris Scaffidi                1230 Peachtree Street N.E.
                                                         Assistant Vice President      Suite 3500
                                                  Telephone:  (212) 266-7596           Atlanta, GA  30309
                                                  Facsimile:  (212) 266-7593           Attn: Harry Yergey
                                                                                             Vice President
                                                                                       Telephone:  (404) 888-6500
                                                                                       Facsimile:  (404) 888-6539

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       Commerzbank AG
                                                                                         Atlanta Agency
                                                                                       2 World Financial Center
                                                                                       New York, NY  10281
                                                                                       Attn: Chris Scaffidi
                                                                                             Assistant Vice President
                                                                                       Telephone:  (212) 266-7596
                                                                                       Facsimile:  (212) 266-7593

DEUTSCHE BANK AG                $36,571,428.57    Deutsche Bank AG                     Credit Matters:
                                                                                       ----------------------------------
  New York and/or                                 New York Branch                      Deutsche Bank AG
  Cayman Island                                   31 West 52nd Street                  New York Branch
  Branches                                        24th Floor                           31 West 52nd Street
                                                  New York, NY  10019                  24th Floor
                                                  Attn:  John Quinn                    New York, NY  10019
                                                  Telephone:  (212) 474-8229           Attn:  Jeffrey N. Weiser
                                                  Facsimile:  (212) 474-7880                  Director
                                                                                       Telephone:  (212) 474-8233
                                                                                       Facsimile:  (212) 474-8212

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       Deutsche Bank AG
                                                                                       New York Branch
                                                                                       31 West 52nd Street
                                                                                       24th Floor
                                                                                       New York, NY  10019
                                                                                       Attn:  John Quinn
                                                                                       Telephone:  (212) 474-8229
                                                                                       Facsimile:  (212) 474-7880

DRESDNER BANK AG                $36,571,428.57    Dresdner Bank AG                     Credit Matters:
                                                                                       ----------------------------------
  New York Branch and                             75 Wall Street, 33rd Floor           Dresdner Bank AG
  Grand Cayman Branch                             New York, NY  10005-2889             75 Wall Street, 30th Floor
                                                  Attn:  Mona Karout                   New York, NY  10005-2889
                                                  Telephone:  (212) 429-2287           Attn:  Craig Erickson
                                                  Facsimile:  (212) 429-2130           Telephone:  (212) 429-2183
                                                                                       Facsimile:  (212) 429-2524

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       Dresdner Bank AG
                                                                                       75 Wall Street, 33rd Floor
                                                                                       New York, NY  10005-2889
                                                                                       Attn:  Mona Karout
                                                                                       Telephone:  (212) 429-2287
                                                                                       Facsimile:  (212) 429-2130
FIRST INTERSTATE BANK           $36,571,428.57    First Interstate Bank of             Credit Matters:
                                                                                       ----------------------------------
OF TEXAS, N.A.                                    Texas, N.A.
                                                  Beaverton Loan Center                First Interstate Bank of Texas, N.A.
                                                  P.O. Box 4195                        1000 Louisiana
                                                  Portland, OR  97208-4195             Houston, TX  77099
                                                  Attn:  Sunil Singh                   Attn: Valerie Carlson
                                                         Syndications Manager                Vice President
                                                  Telephone:  (503) 614-6436           Telephone:  (713) 250-4307
                                                  Facsimile:  (503) 614-5878           Facsimile:  (713) 250-7029

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       First Interstate Bank of Texas, N.A.
                                                                                       1000 Louisiana
                                                                                       Houston, TX  77099
                                                                                       Attn: Valerie Carlson
                                                                                             Vice President
                                                                                       Telephone:  (713) 250-4307
                                                                                       Facsimile:  (713) 250-7029

THE FIRST NATIONAL              $20,000,000.00    The First National Bank              Credit Matters:
                                                                                       ----------------------------------
BANK OF BOSTON                                      of Boston
                                                  100 Federal Street                   The First National Bank
                                                  Boston, MA  02062                      of Boston
                                                  Telephone:  (617) 434-7814           100 Federal Street
                                                  Facsimile:  (617) 434-0819           Boston, MA  02062
                                                                                       Attn:  Elizabeth M. Passela
                                                                                       Telephone:  (617) 434-5542
                                                                                       Facsimile:  (617) 434-0819

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       The First National Bank
                                                                                         of Boston
                                                                                       100 Federal Street
                                                                                       Boston, MA  02062
                                                                                       Attn:  Mary Noonan
                                                                                       Telephone:  (617) 434-7814
                                                                                       Facsimile:  (617) 434-0819

THE FIRST NATIONAL              $36,571,428.57    The First National Bank              Credit Matters:
                                                                                       ----------------------------------
BANK OF CHICAGO                                     of Chicago
                                                  One First National Plaza             The First National Bank
                                                  Suite 0088                             of Chicago
                                                  Chicago, IL  60670-0088              One First National Plaza
                                                                                       Suite 0088
                                                                                       Chicago, IL  60670-0088
                                                                                       Attn:  Cory Olson
                                                                                       Telephone:  (312) 732-1706
                                                                                       Facsimile:  (312) 732-1117

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       The First National Bank
                                                                                         of Chicago
                                                                                       One First National Plaza
                                                                                       Suite 0088
                                                                                       Chicago, IL  60670-0088
                                                                                       Attn:  Dennis Degen/Colleen Muff
                                                                                       Telephone:  (312) 732-9757
                                                                                       Facsimile:  (312) 732-5161

THE FUJI BANK, LIMITED          $36,571,428.57    The Fuji Bank, Limited               Credit Matters:
                                                                                       ----------------------------------
  Houston Agency                                  Houston Agency
                                                  One Houston Center                   The Fuji Bank, Limited
                                                  1221 McKinney Street                 Houston Agency
                                                  Suite 4100                           One Houston Center
                                                  Houston, TX  77010                   1221 McKinney Street, Suite 4100
                                                  Attn:  Jenny Lin                     Houston, TX  77010
                                                  Telephone:  (713) 650-7863           Attn:  Mark F. Polasek
                                                  Facsimile:  (713) 759-0048           Telephone:  (713) 650-7863
                                                                                       Facsimile:  (713) 759-0048

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       The Fuji Bank, Limited
                                                                                       Houston Agency
                                                                                       One Houston Center
                                                                                       1221 McKinney Street, Suite 4100
                                                                                       Houston, TX  77010
                                                                                       Attn:  Jenny Lin
                                                                                       Telephone:  (713) 650-7821
                                                                                       Facsimile:  (713) 759-0048
THE LONG-TERM CREDIT            $20,000,000.00    The Long-Term Credit Bank of         Credit Matters:
                                                                                       ----------------------------------
BANK OF JAPAN, LTD.,                              Japan, Ltd.,
  New York Branch                                   New York Branch                    The Long-Term Credit Bank of
                                                  Finance Op. Div.                     Japan, Ltd.
                                                  165 Broadway                         Dallas Representative Office
                                                  New York, NY  10006                  2200 Ross Ave., Suite 4700 West
                                                  Attn:  Mr. R. Pacifici               Dallas, TX  75201
                                                  Telephone:  (212) 335-4801           Attn: R. Bruce Frey
                                                  Facsimile:  (212) 608-3452                 Vice President
                                                                                       Telephone:  (214) 969-5352
                                                                                       Facsimile:  (214) 969-5357

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       The Long-Term Credit Bank of
                                                                                       Japan, Ltd.,
                                                                                         N.Y. Branch - BP II
                                                                                       165 Broadway, 49th Floor
                                                                                       New York, NY  10006
                                                                                       Attn:  Ms. Maria Araujo
                                                                                       Telephone:  (212) 335-4553
                                                                                       Facsimile:  (212) 608-2371

THE MITSUBISHI TRUST            $20,000,000.00                                         Credit Matters:
                                                                                       ----------------------------------
AND BANKING
CORPORATION                                                                            The Mitsubishi Trust and Banking
                                                                                       Corporation
                                                                                       520 Madison Avenue
                                                                                       26th Floor
                                                                                       New York, NY  10022
                                                                                       Attn: Clifford A. Teller
                                                                                             Finance Officer
                                                                                       Telephone:  (212) 891-8269
                                                                                       Facsimile:  (212) 644-6825

THE MITSUBISHI TRUST                                                                   Operations/Administration:
                                                                                       ----------------------------------
AND BANKING
CORPORATION                                                                            The Mitsubishi Trust and Banking
(continued)                                                                            Corporation
                                                                                       520 Madison Avenue
                                                                                       26th Floor
                                                                                       New York, NY  10022
                                                                                       Attn: Kathy Han
                                                                                             Senior Supervisor
                                                                                       Telephone:  (212) 891-8262
                                                                                       Facsimile:  (212) 755-2349
MORGAN GUARANTY TRUST           $20,000,000.00    Morgan Guaranty Trust Company        Credit Matters:
                                                                                       ----------------------------------
COMPANY OF NEW YORK                               of New York
                                                  60 Wall Street                       Morgan Guaranty Trust Company of
                                                  New York, NY  10260-0060             New York
                                                                                       60 Wall Street
                                                                                       New York, NY  10260-0060
                                                                                       Attn: Stephen B. King
                                                                                             Vice President
                                                                                       Telephone:  (212) 648-7415
                                                                                       Facsimile:  (212) 648-5336

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       Morgan Guaranty Trust Company of
                                                                                       New York
                                                                                       c/o J.P. Morgan Services, Inc.
                                                                                       500 Stanton Christiana Road
                                                                                       Newark, DE  19713
                                                                                       Attn:  Andrew Lipsett
                                                                                       Telephone:  (302) 634-8177
                                                                                       Facsimile:  (302) 634-1091


NATIONAL AUSTRALIA              $20,000,000.00    National Australia Bank Limited      Credit Matters:
                                                                                       ----------------------------------
BANK LIMITED                                      200 Park Avenue
                                                  Floor 34                             National Australia Bank Limited
                                                  New York, NY  10166                  200 Park Avenue
                                                                                       Floor 34
                                                                                       New York, NY 10166
                                                                                       Attn: Harvey R. Horowitz
                                                                                             Vice President
                                                                                       Telephone:  (212) 916-9602
                                                                                       Facsimile:  (212) 983-1969

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       National Australia Bank Limited
                                                                                       200 Park Avenue
                                                                                       Floor 34
                                                                                       New York, NY  10166
                                                                                       Attn: Joseph T. Hengerle
                                                                                             Manager, Loan Services
                                                                                       Telephone:  (212) 916-9536
                                                                                       Facsimile:  (212) 983-1969

NATIONAL WESTMINSTER            $20,000,000.00    Domestic/CD Lending Offices:         Credit Matters:
                                                  ---------------------------------    ----------------------------------
BANK PLC, New York
Branch and Nassau                                 National Westminster Bank Plc        National Westminster Bank Plc
Branch                                            Chicago Branch                       33 North Dearborn, 12th Floor
                                                  175 Water Street, 19th Floor         Chicago, IL  60602
                                                  New York, NY  10038                  Attn: Ami Mehta, Associate
                                                                                       Telephone:  (312) 621-1525
                                                                                       Facsimile:  (312) 621-1564

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       National Westminster Bank Plc
                                                                                       175 Water Street, 19th Floor
                                                                                       New York, NY  10038
                                                                                       Attn:  Steve Parker
                                                                                              Vice President
                                                                                       Telephone:  (212) 602-4249
                                                                                       Facsimile:  (212) 602-4118
NATIONSBANK TEXAS,              $53,333,333.33    NationsBank Texas, N.A.              Credit Matters:
                                                                                       ----------------------------------
N.A., as Co-Agent                                 901 Main Street, 67th Floor
and as a Bank                                     Dallas, TX  75202                    NationsBank Texas, N.A.
                                                  Attn: Geri Lewis                     700 Louisiana Street
                                                  Telephone:  (214) 508-0592           8th Floor
                                                  Facsimile:  (214) 508-0944           Houston, TX  77002
                                                                                       Attn:  Forest Scott Singhoff
                                                                                              Senior Vice President
                                                                                       Telephone:  (713) 247-6961
                                                                                       Facsimile:  (713) 247-6719

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       NationsBank Texas, N.A.
                                                                                       901 Main Street, 67th Floor
                                                                                       Dallas, TX  75202
                                                                                       Attn: Geri Lewis
                                                                                       Telephone:  (214) 508-0592
                                                                                       Facsimile:  (214) 508-0944

THE NORTHERN TRUST              $20,000,000.00    The Northern Trust Company           Credit Matters:
                                                                                       ----------------------------------
COMPANY                                           50 S. LaSalle B.12
                                                  Chicago, IL  60675                   The Northern Trust Company
                                                  Attn:  Linda Honda                   50 S. LaSalle B.11
                                                         Loan Processor                Chicago, IL  60675
                                                  Telephone:  (312) 444-3532           Attn: Marty Alston
                                                  Facsimile:  (312) 630-1566                 Vice President
                                                                                       Telephone:  (312) 444-5058
                                                                                       Facsimile:  (312) 444-5055

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       The Northern Trust Company
                                                                                       50 S. LaSalle B.11
                                                                                       Chicago, IL  60675
                                                                                       Attn: Stephanie Brown
                                                                                             Relationship Assoc.
                                                                                       Telephone:  (312) 444-4570
                                                                                       Facsimile:  (312) 444-5055

PNC BANK, N.A.                  $36,571,428.57    PNC Bank, N.A.                       Credit Matters:
                                                                                       ----------------------------------
                                                  5th Avenue & Wood St.
                                                  Pittsburgh, PA  15222                PNC Bank, N.A.
                                                                                       2525 Lincoln Plaza
                                                                                       Dallas, TX  75201
                                                                                       Attn: Gregory T. Gaschler
                                                                                             Vice President
                                                                                       Telephone:  (214) 740-2585
                                                                                       Facsimile:  (214) 740-2588

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       PNC Bank, N.A.
                                                                                       2525 Lincoln Plaza
                                                                                       Dallas, TX  75201
                                                                                       Attn: Helen Malone
                                                                                             Administrative Assistant
                                                                                       Telephone:  (214) 740-2525
                                                                                       Facsimile:  (214) 740-2588


ROYAL BANK OF CANADA            $36,571,428.57    Royal Bank of Canada                 Credit Matters:
                                                                                       ----------------------------------
                                                  One Financial Square
                                                  23rd Floor                           Royal Bank of Canada
                                                  New York, NY  10005-3531             600 Wilshire Blvd., Suite 800
                                                                                       Los Angeles, CA  90017
                                                                                       Attn:  Michael A. Cole
                                                                                              Robert K. Mimaki
                                                                                       Telephone:  (213) 955-5328/5348
                                                                                       Facsimile:  (213) 955-5350

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       Royal Bank of Canada
                                                                                       One Financial Square
                                                                                       23rd Floor
                                                                                       New York, NY  10005-3531
                                                                                       Attn: Helen John
                                                                                             Reconciliation Clerk
                                                                                       Telephone:  (212) 428-6322
                                                                                       Facsimile:  (212) 428-2372

THE SANWA BANK                  $36,571,428.57    The Sanwa Bank Limited,              Credit Matters:
                                                                                       ----------------------------------
LIMITED, Dallas Agency                            Dallas Agency
                                                  4100 West Texas Commerce Tower       The Sanwa Bank Limited,
                                                  2200 Ross Avenue                     Dallas Agency
                                                  Dallas, TX  75201                    4100 West Texas Commerce Tower
                                                  Attn:  Greg Crowe                    2200 Ross Avenue
                                                         Vice President                Dallas, TX  75201
                                                  Telephone:  (214) 744-5555           Attn:  Matthew G. Patrick
                                                  Facsimile:  (214) 741-6535                  Vice President
                                                                                       Telephone:  (214) 665-0217
                                                                                       Facsimile:  (214) 741-6535

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       The Sanwa Bank Limited,
                                                                                       Dallas Agency
                                                                                       4100 West Texas Commerce Tower
                                                                                       2200 Ross Avenue
                                                                                       Dallas, TX  75201
                                                                                       Attn:  Greg Crowe
                                                                                              Vice President
                                                                                       Telephone:  (214) 665-0229
                                                                                       Facsimile:  (214) 741-6535

SHAWMUT BANK, N.A.              $36,571,428.57    Shawmut Bank, N.A.                   Shawmut Bank, N.A.
                                                  One Federal Street                   One Federal Street
                                                  Mail Stop OF-0323                    Mail Stop OF-0323
                                                  Boston, MA  02211                    Boston, MA  02211
                                                  Attn:  Judy Whalen                   Attn:  Frank Benesh
                                                  Telephone:  (617) 292-3907                  Director
                                                  Facsimile:  (617) 292-3241           Telephone:  (617) 292-3514
                                                                                       Facsimile:  (617) 423-5214

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       Shawmut Bank, N.A.
                                                                                       One Federal Street
                                                                                       Mail Stop OF-0305
                                                                                       Boston, MA  02211
                                                                                       Attn:  Michael Araujo,
                                                                                              Olive Fagan
                                                                                       Telephone:  (617) 292-2170
                                                                                       Facsimile:  (617) 292-3241

SOCIETE GENERALE                $36,571,428.57    Societe Generale,                    Credit Matters:
                                                                                       ----------------------------------
  Southwest Agency                                Southwest Agency
                                                  2001 Ross Avenue, Suite 4800         Societe Generale,
                                                  Dallas, TX  75201                    1111 Bagby Street
                                                  Attn:  Angela Aldridge               Houston, TX  77002
                                                         Vice President                Attn:  Thierry Namuroy
                                                  Telephone:  (214) 979-2777                  Vice President
                                                  Facsimile:  (214) 754-0171           Telephone:  (713) 650-1777
                                                                                       Facsimile:  (713) 650-0824

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       Societe Generale
                                                                                       2001 Ross Avenue, Suite 4800
                                                                                       Dallas, TX 75201
                                                                                       Attn:  Tequlla English
                                                                                              Loan Specialist
                                                                                       Telephone:  (214) 979-2767
                                                                                       Facsimile:  (214) 754-0171

THE SUMITOMO BANK,              $36,571,428.57                                         Credit Matters:
                                                                                       ----------------------------------
LIMITED, HOUSTON
AGENCY                                                                                 Societe Generale
                                                                                       700 Louisiana - Suite 1750
                                                                                       Houston, TX  77002
                                                                                       Attn: William S. Rogers
                                                                                             Vice President
                                                                                       Telephone:  (713) 238-8214
                                                                                       Facsimile:  (713) 759-0020

                                                                                       Operations/Administration:
                                                                                       ----------------------------------

                                                                                       Societe Generale
                                                                                       700 Louisiana - Suite 1750
                                                                                       Houston, TX  77002
                                                                                       Attn: Robert Quezada
                                                                                             Loan Administrator
                                                                                       Telephone:  (713) 238-8221
                                                                                       Facsimile:  (713) 759-0020

TORONTO DOMINION                $36,571,428.57    Toronto Dominion Bank                Toronto Dominion Bank
(TEXAS), INC.                                     Houston Agency                       70 West Madison
                                                  909 Fannin Street, Suite 1700        Suite 5430
                                                  Houston, TX  77010                   Chicago, IL  60602
                                                  Attn:  Dianne Bailey                 Attn: Mark G. Fields
                                                         Vice President                      Director
                                                  Telephone:  (713) 653-8250           Telephone:  (312) 977-2116
                                                  Facsimile:  (713) 951-9921           Facsimile:  (312) 782-6337

                                                                                       With a copy to:

                                                                                       Toronto Dominion Bank
                                                                                       31 West 52nd Street
                                                                                       20th Floor
                                                                                       New York, NY  10019
                                                                                       Attn:  Doug Weir
                                                                                       Telephone:  (212) 468-0575
                                                                                       Facsimile:  (212) 262-1926

